Exhibit 2.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH (I) NOT MATERIAL TO THE REGISTRANT AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS SUCH INFORMATION AS PRIVATE OR CONFIDENTIAL. REDACTED PORTIONS OF THIS AGREEMENT ARE MARKED BY [***].

ASSET PURCHASE AGREEMENT
by and among
BRISTOL PIPE AND TUBE, INC.,
BRISTOL METALS, LLC,
SYNALLOY METALS, INC., AS THE SOLE MEMBER OF BRISTOL METALS, LLC
AND
solely with respect to Section 2.9(g), Section 5.11, Section 5.17, ARTICLE VI, and Section 7.2(i),
ASCENT INDUSTRIES CO.

Dated as of March 12, 2025

Exhibit 2.1

2

Exhibit 2.1

3

Exhibit 2.1

EXHIBITS:
Exhibit A    -     Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit B    -     Working Capital Principles
Exhibit C    -     Form of Escrow Agreement
Exhibit D    -    Form of Transition Services Agreement

4

Exhibit 2.1

ASSET PURCHASE AGREEMENT
    THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 12th day of March, 2025, by and among Bristol Pipe and Tube, Inc., a Delaware corporation (“Purchaser”), Bristol Metals, LLC, a Tennessee limited liability company (the “Company” or “Seller”), Synalloy Metals, Inc., a Tennessee corporation (the “Intermediate Parent”) and, solely with respect to Section 2.9(g), Section 5.11, Section 5.17, ARTICLE VI, and Section 7.2(i), Ascent Industries Co., a Delaware corporation (“Parent”). Purchaser, the Company, the Intermediate Parent, and Parent are sometimes referred to in this Agreement collectively as the “Parties” and, each of them, individually as a “Party”.
RECITALS
WHEREAS, the Company is engaged in the manufacture and sale of nickel alloy and stainless steel pipe and tube at the Company’s headquarters in Bristol, Tennessee (the “Business”);
WHEREAS, the Intermediate Parent owns all of the issued and outstanding equity securities of the Company and manages certain operational and financial processes of the Business on behalf of the Company; and
WHEREAS, the Intermediate Parent and Company wish for the Company to sell and assign to Purchaser, and Purchaser wishes to purchase and assume from the Company, substantially all the assets of the Business, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
AGREEMENT
ARTICLE I
DEFINITIONS AND CONSTRUCTION
Section 1.1    Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms as set forth below.
“Affiliate” of a Person shall mean any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.
“Benefit Plan” shall mean (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA or any comparable provision of any other applicable Law), including but not limited to each pension, retirement, 401(k), profit-sharing, IRA, savings, health or welfare, bonus, deferred compensation, equity or equity-based, severance, retention, separation, employment, consulting, change-of-control, salary continuation, vacation, sick leave, paid time off, fringe benefit, incentive, or other benefit or compensation plan, policy, program, agreement, Contract or arrangement that is sponsored, maintained, administered, contributed to (or required to be contributed to) in connection with the Business or on

Exhibit 2.1

behalf of the Business Employees, in which the Business Employees or their dependents participate, or that provides benefits to one or more present or former employees, directors, agents, or independent contractors of the Business, and (b) any other arrangement, obligation, plan, program or practice, whether or not legally enforceable, to provide benefits or compensation, other than currently-paid salary, as compensation for services rendered, to one or more present or former employees, directors, agents, or independent contractors of the Business, in which the Business Employees or their dependents participate, including employment agreements, offer letters, severance policies, programs or agreements, post-employment arrangements, change in control agreements, executive compensation arrangements, deferred compensation arrangements, incentive arrangements, consulting or other compensation arrangements, bonus plans, equity or equity-based option, grant or purchase plans, tuition reimbursement programs or scholarship programs, Section 529 plans, health or medical benefits, insurance (including self-insurance), disability or sick leave, any plans subject to Section 125 of the Code or any comparable provision of any other applicable Law, any plans providing benefits or payments in the event of a change of ownership or control, and each other employee benefit plan, fund, program, agreement or arrangement.
“Business Data” means (i) the data contained in the databases of the Intermediate Parent or Company and used in the Business; and (ii) the data and databases (not including third-party licensed database software) used or maintained in the operation of the Business, in each case, including Personal Data.
“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or obligated by Law or Executive Order to close.
“Business Employee” means any individual employed by the Company in connection with the Business as defined in Section 3.15(a), except as may otherwise be provided in this Agreement.
“Business Privacy Policy” means each external or internal, past or present, privacy policy or notice, or any external representation or statement made by, the Company relating to the Business, including any such policy, notice, representation or statement, relating to: (i) the privacy of any users of any website of the Business; (ii) the data protection, Processing, security, collection, storage, disclosure or transfer of any Personal Data; or (iii) any Personal Data of any actual or prospective employee, contractor, consultant or other staff members.
“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended and/or extended, including but not limited to the amendments effected by the Consolidated Appropriations Act of 2021 (together, in each case, with all rules and regulations and guidance issued by any Governmental Entity with respect thereto).
“Closing Cash” shall mean as of any applicable time of determination, the Company’s cash on hand and actual cash (bank) balances and cash equivalents, which shall be (a) increased by any inbound (to the Company) unsettled checks, drafts and wire transfers, (b) reduced by (i) any restricted cash deposits (including securities deposits), restricted cash in reserve accounts, restricted cash escrow accounts held in the name of the Company, custodial cash and cash otherwise similarly subject to any legal or contractual restriction on the ability to freely transfer or use such cash for any lawful purpose, and (ii) any outbound but outstanding uncleared checks, drafts, ACHs, or wire transfers issued on an account held in the name of the Company, and (c) adjusted for any other proper reconciling items, in each case, determined in accordance with Company GAAP. For the avoidance of doubt, Closing Cash (y) may be a positive or negative amount and (z) shall not include any amounts to the extent otherwise included as a

Exhibit 2.1

Current Asset or Current Liability in the calculation of Working Capital or included in the calculation of Indebtedness, as finally determined.
“Closing Indebtedness” shall mean all Indebtedness of the Company or relating to the Purchased Assets that remains unpaid as of the Closing.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Company Fundamental Representations” shall mean the representations and warranties of Company set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Power and Authority), Section 3.3 (Title to Assets), Section 3.4 (No Subsidiaries) and Section 3.28 (Brokers).
“Company GAAP” shall mean GAAP, along with the exceptions to GAAP set forth on Schedule 3.6(a).
“Consent” shall mean any approval, consent, ratification, permission, waiver, filing, clearance, registration or authorization from any Person other than a Governmental Entity.
“Contract” shall mean any agreement, contract, subcontract, executory purchase order, instrument, note, bond, mortgage, indenture, deed of trust, lease, license, Permit, or other binding arrangement, commitment, authorization or obligation between two or more parties, whether written or oral, including any amendment or modification thereto, in each case to which Company (or one of its Affiliates) is a party or is bound and related to the conduct of the Business or the operation of the Purchased Assets.
“COVID-19” shall mean SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease or COVID-19.
“Disclosure Schedules” shall mean the Disclosure Schedules delivered by the Seller concurrently with the execution and delivery of this Agreement.
“Encumbrance” shall mean any mortgage, deed of trust, pledge, charge, lien, hypothecation, encumbrance, security interest, voting contract, judgement, option, proxy, escrow, preemptive right, right of first refusal or first offer, transfer restriction, preference, priority, easement, covenant, condition, rights of way, restriction, option, license, or other similar encumbrance of any kind or nature.
“Environmental Claims” shall mean any Legal Proceeding by a Governmental Entity or other Person or Environmental Notice alleging liability resulting from: (a) the presence, release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance or Liability with any Environmental Law.
“Environmental Laws” shall mean any and all federal, state or local Laws, statutes, ordinances, rules, orders, Permits, standards or requirements (including consent decrees, judicial decisions, judgments, injunctions and administrative orders issued or approved thereunder), together with all related amendments and implementing regulations, and all common law, imposing liability or standards of conduct (including disclosure or notification) concerning the protection of human health or the environment including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials (as hereinafter defined). Environmental Laws also shall include, but not be limited to, the Comprehensive Environmental

Exhibit 2.1

Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, and all regulations adopted in respect to the foregoing Laws, all as previously and in the future to be amended.
“Environmental Notice” shall mean any written directive, notice of violation or infraction, or notice, in each case by a Governmental Entity or a Person relating to actual or alleged non-compliance with any Environmental Law.
“Environmental Permits” shall mean any Permit issued, granted, given, authorized by or made pursuant to Environmental Law and set forth on Schedule 3.16.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“ERISA Affiliate” shall mean any Person that, together with the Company, is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA, and any general partnership of which the Company is or has been a general partner.
“Escrow Agent” shall mean J.P. Morgan.
“Escrow Agreement” shall mean the Escrow Agreement among the Seller, Purchaser and the Escrow Agent, substantially in the form attached hereto as Exhibit C.
“Escrow Amount” shall mean the Indemnity Escrow Amount.
“Fundamental Representations” shall mean the Purchaser Fundamental Representations and Company Fundamental Representations, collectively.
“GAAP” shall mean United States generally accepted accounting principles in effect from time to time, consistently applied.
“Governmental Authorization” shall mean any Permit, license, certificate of authority, certificate, consent, notice, approval, Order, authorization, clearance, confirmation, endorsement, waiver, designation, declaration, registration, or qualification issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law or any right under any Contract with any Governmental Entity.
“Governmental Entity” shall mean any (a) nation, principality, state, commonwealth, province, territory, municipality, district or other jurisdiction of any nature, (b) federal, state, local municipal, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, including any quasi-governmental authority or any nature (including any department, bureau, branch, office, council, commission, representative or official), (c) any multi-national organization or body, (d) any regulatory or administrative agency, branch or other body charged with the responsibility or vested with the authority to administer or enforce any Law, or (e) any arbitrator, court, authority or tribunal of competent jurisdiction.
“Hazardous Materials” shall mean any material, substance or waste that is listed, regulated, classified or otherwise defined as “hazardous,” “toxic,” “pollutant” or “radioactive,” (or words of similar

Exhibit 2.1

intent or meaning), or which can give rise to liability, under applicable Environmental Law, including but not limited to any petroleum or petroleum products, radioactive materials, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs) and radon gas, asbestos or asbestos-containing material, polychlorinated biphenyls, corrosive, reactive, flammable or explosive substances, or pesticides.
“Indebtedness” shall mean: (a) any indebtedness or other obligation for borrowed money, whether current, short-term or long-term, secured or unsecured, and all accrued interest, premiums, penalties and other obligations relating thereto; (b) any indebtedness evidenced by any note, bond, including surety bond, debenture or other security; (c) any Liability with respect to interest rate swaps, collars, caps and similar hedging obligations; (d) all obligations of the Company as lessee under leases which constitute capital leases under GAAP (which, for clarification, shall not include any of the Real Property Leases); (e) future payment obligations in connection with the advance acceptance of goods or services (other than trade payables incurred in the ordinary course of business) and any customer deposits for future work; (f) any obligations in respect of banker’s acceptances or letters of credit; (g) any obligations for earn outs or other similar payments owed in connection with any acquisitions; (h) any payments owed as a result of a change of control, or otherwise, as a result of the consummation of the Transactions, including payments due under any Contract for Debt, employment agreements or compensation and benefit plans and programs and the employer portion of any payroll Taxes imposed in connection therewith; (i) all obligations related to deferred compensation, phantom stock obligations or any similar types of payments (other than base salaries payable), including all unfunded or underfunded obligations under the Benefit Plans; (j) all deferred revenue and collections in excess of earnings; (k) any obligations of the Company in respect of personal or other non-business-related expenses of Seller; (l) all accrued payroll, commissions and obligations (including for Taxes) relating thereto; (m) all accrued but unpaid property Taxes of the Company with respect to the Purchased Assets for any pre-Closing Tax Periods due after the Closing Date (taking into account applicable extension(s), as determined in accordance with Section 5.3(c); provided that the amount of such Taxes shall not be less than zero); (n) obligations under conditional sale or other title retention agreements; (o) credit card expenses and past due payables (excluding credit card payables paid in full each billing cycle where the incurrence and payment of which is consistent with past practice); and (p) any guaranty of any other Person for the obligations and indebtedness set forth in subsections (a) through (p) herein.
“Indemnified Party” shall mean any party making an Indemnification Claim as permitted in accordance with Article VI of this Agreement.
“Indemnifying Party” shall mean the Party against whom an Indemnification Claim is asserted in accordance with Article VI of this Agreement.
“Indemnity Escrow Account” shall mean the indemnity escrow account established by the Escrow Agent pursuant to the Escrow Agreement.
“Indemnity Escrow Amount” shall mean $4,500,000.
“Intellectual Property” shall mean all United States, foreign, multi-national and other intellectual property and proprietary rights of any kind, including all: (a) Patents; (b) Trademarks; (c) copyrightable works (whether or not registered), copyrights and all pending applications, registrations and renewals in connection therewith (collectively “Copyrights”); (d) Trade Secrets; (e) Software and Source Code; (f) internet domain names, social media accounts and websites and the images, videos and data contained therein; (g) copies and tangible embodiments of the foregoing (in whatever form or medium); (h) other

Exhibit 2.1

intellectual property and related proprietary rights; and (i) rights to past, present or future claims or causes of action arising out of or related to any infringement, dilution, misappropriation, improper disclosure or other violation of any of the foregoing.
“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property that is used or held for use in the conduct of the Business as currently conducted to which Company or the Intermediate Parent on behalf of Company is a party, beneficiary or otherwise bound.
“Intellectual Property Assets” means all Intellectual Property that is owned by Company and used or held for use in the conduct of the Business as currently conducted, including Registered Intellectual Property and Company Unregistered Intellectual Property.
“Inventory” means all useable and saleable inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories of the Business (including, for the avoidance of doubt, Inventory held by the Intermediate Parent on behalf of the Company).
“Knowledge of Company” or “Company’s Knowledge” (and similar phrases) shall mean the actual knowledge of each of Bryan Kitchen, Barry Newberry, Matthew Robinette, Ryan Kavalauskas, and Jenny Patrick, in each case after due internal inquiry.
“Law” shall mean any statute, legislation, constitution, law, ordinance, regulation, rule, code, constitution, treaty, common law, decree, proclamation, treaty, convention, guidance, directive, pronouncement, requirement, specification, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under any Governmental Entity or non-Governmental Entity with authority under the Law.
“Legal Proceeding” shall mean any action, claim, complaint, charge, demand, grievance, suit, litigation, proceeding (including any civil, criminal, administrative, arbitration, or appellate legal proceeding), prosecution, contest, hearing, inquiry, audit, examination or investigation, mediation, of any kind or nature, whether at law or in equity, which may or may not be commenced, brought, conducted or heard by or before any court, arbiter, or other Governmental Entity or non-Governmental Entity with authority under the Law.
“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.
“Loss” or “Losses” shall mean any losses, damages, Liabilities, deficiencies, amounts paid in settlement, judgments, interest, awards, penalties, fines, costs or expenses (including interest, penalties, reasonable attorneys’ fees and expenses and amounts paid in investigation or defense, and amounts paid in settlement, of any of the foregoing).
“Material Adverse Effect” means any effect, change, event, occurrence, development, fact or circumstance that is or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), or assets of

Exhibit 2.1

the Business, (b) the value of the Purchased Assets, or (c) the ability of Seller to consummate the transactions contemplated hereby on a timely basis.
“Neutral Accountant” shall mean Grant Thornton Advisors, LLC, or, if such firm rejects such appointment or has provided services to any Party or its Affiliates within the then-preceding three (3) years (or if Purchaser and Seller otherwise mutually agree), such other independent accounting firm of national reputation mutually acceptable to Purchaser and Seller.
“Order” shall mean any injunction, order, writ, stipulation, award, decision, ruling, subpoena, verdict or decree entered, issued or made by or with any Governmental Entity having competent jurisdiction or non-Governmental Entity with authority under the Law.
“Organizational Documents” shall mean, with respect to any Person that is an entity, such Person’s charter, certificate or articles of incorporation, organization or formation, bylaws, memorandum and articles of association, operating agreement, limited liability company agreement, partnership agreement, limited partnership agreement, limited liability partnership agreement or other constituent or organizational documents of such Person.
“Patent” shall mean (a) issued patents and pending patent applications (including any provisional applications), and all continuations, continuations-in-part, divisional, re-examinations, reissues, revisions, substitutes, extensions, and renewals thereof, and (b) utility models, industrial designs and other statutory invention registrations, and pending applications for any of the foregoing.
“Permits” shall mean all licenses, permits, registrations, accreditations, authorizations, certificates of occupancy or regulatory plans and approvals issued by any Governmental Entity used in the operation of the Business.
“Permitted Encumbrances” shall mean: (a) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate procedures as disclosed in the Disclosure Schedules; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business for amounts which are not delinquent, or the amount or validity of which is being contested in good faith by appropriate proceedings by or on behalf of the Seller; (c) easements, rights of way, zoning ordinances and other similar Encumbrances of record affecting the Leased Real Property which do not materially impair the use or occupancy of such Leased Real Property or the operation of the Business of the Company; and (d) any transfer restrictions under applicable state and federal securities Laws, in each case, as set forth on Schedule 1.1. For the avoidance of doubt, “Permitted Encumbrances” shall not include any Encumbrance securing a debtor claim that could prevent or interfere with the conduct of the Business as it is currently being conducted or that relates to any Indebtedness.
“Person” shall mean any natural individual, sole proprietorship, partnership, joint venture, estate, trust, unincorporated organization, association, corporation, limited liability company, institution, bank, trust company or other entity or any Governmental Entity.
“Personal Data” means: (i) any information that relates to, is linked to, or is capable of being linked to, an identified or identifiable individual; or (ii) information that is defined as “personal data,” “personal information,” or the equivalent under any Privacy and Data Security Law.
“Pre-Closing Tax Period” means any taxable period prior to the Effective Time for any Straddle Period.

Exhibit 2.1

“Privacy and Data Security Laws” means (i) each applicable Law concerning the privacy, secrecy, security, protection, disposal, international transfer or other Processing of Personal Data, and/or use of “cookies” or similar technologies, including but not limited to (a) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act, any regulations promulgated thereunder, and similar state or local statutes or regulations governing the privacy or security of patient information; (b) the Federal Trade Commission Act, the Gramm Leach Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transactions Act; (c) each applicable Law applicable to direct marketing, e-mails, communication by text messages or initiation, transmission, monitoring, recording, or receipt of communications (in any format, including voice, video, email, phone, text messaging, or otherwise); (d) all applicable state data privacy laws, including but not limited to the California Consumer Privacy Act of 2018, as amended to date and together with all regulations promulgated thereunder; and (e) Laws governing or relating to the processing of biometric data or biometric information (including Illinois’s Biometric Information Privacy Act); or (ii) guidance having legal effect issued by a Governmental Entity that pertains to one of the Laws included in clause (i) means any applicable data privacy, data security, or data protection Law or regulation in the United States of America as of the date of this Agreement.
“Privacy Requirements” means, collectively the obligations of the Company under (i) Privacy and Data Security Laws; (ii) applicable Business Privacy Policies (iii) applicable terms and conditions of all Contracts relating to privacy or information security and/or otherwise relating to the Processing of Personal Data, and (iv) industry self-regulatory principles, certifications, frameworks, standards, or codes of conduct relating to privacy or information security and/or otherwise relating to the Processing of Personal Data, data scraping, direct marketing, emails, text messages or telemarketing to which Company belongs or with which it has agreed to comply or represented compliance.
“Process,” “Processed,” “Processes,” or “Processing” means any operation or set of operations performed on Business Data, whether or not by automatic means, such as receipt, collection, monitoring, maintenance, creation, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, processing, analysis, transfer, transmission, disclosure, dissemination or otherwise making available, alignment or combination, blocking, erasure, destruction, privacy or security or any other operation that is considered “processing” or similar term under Privacy Requirements.
“Purchaser Fundamental Representations” shall mean the representations and warranties of Purchaser set forth in Section 4.1 (Organization), Section 4.2 (Power and Authority), and Section 4.5 (Brokers).
“Purchaser Indemnitees” shall mean Purchaser, its Affiliates, and each of its and their respective stockholders, equity holders, officers, directors, managers, members, partners (limited and/or general), employees, agents and other Representatives (including all successors and permitted assigns of the foregoing); provided that neither the Intermediate Parent nor any of its Affiliates (excluding the Company if so designated in writing by Purchaser) shall constitute a Purchaser Indemnitee.
“RCRA Permit” shall mean the Hazardous Waste Management Permit dated September 15, 2023, issued by the State of Tennessee Department of Environment and Conservation to Company (Permit Number TNHW-190).
“Representatives” shall mean, with respect to any Person, any and all directors, officers, members, managers, partners, employees, consultants, financial advisors, lenders, counsel, accountants and other agents of such Person.

Exhibit 2.1

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.
“Security Incident” means (i) any actual or reasonably suspected unauthorized, unlawful, or accidental loss of, damage to, access to, acquisition of, use, alteration, acquisition, encryption, theft, modification, destruction, unavailability, disclosure of, or other Processing of Business Data; or (ii) any damage to, or unauthorized, unlawful, or accidental access to, or use of, any Systems.
“Seller Indemnitees” shall mean Seller (including all successors and permitted assigns), its Affiliates, and each of their respective stockholders, equity holders, officers, directors, managers, members, partners (limited and/or general), employees and other Representatives.
“Software” shall mean all computer programs (including any and all software implementations of algorithms, models and methodologies whether in source code or object code) of any type (including programs, applications, middleware, utilities, tools, data, drivers, firmware, computations, microcode, scripts, batch files, JCL files, instruction sets and macros) and in any form, databases, associated data and related documentation (including user manuals, developer notes and training materials) and the content and information contained in any websites, and all rights therein.
“Source Code” shall mean computer code which may be printed out or displayed in human readable form and which is compiled to create machine readable code or object code.
“Straddle Period” shall mean a Tax period beginning on or before the Closing Date and ending after the Closing Date.
“Systems” shall mean physical and virtual servers, computer hardware and Software, websites, databases, circuits, networks and other computer and telecommunication assets and equipment used in connection with the Business.
“Target Working Capital” shall mean an amount equal to $42,393,269.
“Tax” or “Taxes” shall mean any and all federal, state, provincial, local, foreign and other levies, fees, imposts, duties, and similar governmental charges relating to taxes (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, escheat, unclaimed property, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.
“Tax Return” shall mean any return, declaration, report, claim for refund or information return or statement, including any schedules or attachments thereto, required to be filed with any Tax Authority relating to Taxes and any amendment thereof.
“Taxing Authority” or “Tax Authority” means any U.S. federal, state or local or non-U.S. Governmental Entity having jurisdiction over (including any subdivision and any revenue agency of a jurisdiction) imposing Taxes and the agencies, if any, charged with the collection of such Taxes for such jurisdiction.

Exhibit 2.1

“Trade Accounts Payable” means all trade accounts payable by Company, or by the Intermediate Parent on Company’s behalf, to third parties (excluding any trade accounts payable between Company and the Intermediate Parent) in connection with the Business that remain unpaid and are not delinquent as of the Closing Date and that are reflected on the Balance Sheet or arose in the ordinary course of business consistent with past practice since the Balance Sheet Date and are reflected on the Estimated Closing Statement as of the Closing Date.
“Trade Secrets” shall mean “trade secrets” as defined under the Uniform Trade Secret Act as well as all confidential, proprietary business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, studies, reports, records of inventions, test information, customer and supplier lists, pricing and cost information, financial information and business and marketing plans and proposals), in each case, whether or not reduced to written form.
“Trademark” shall mean: (a) trademarks, service marks, certification marks, logos, design marks, trade dress, trade names, brand names, corporate names, domain names, and other indicia of commercial source of origin (whether registered, common law, statutory or otherwise), together with all translations, localizations, adaptations, derivations and combinations thereof; (b) all registrations and pending applications to register the foregoing (including any intent-to-use trademark applications); and (c) all goodwill connected with the use thereof or symbolized thereby.
“Transaction Documents” shall mean this Agreement, the Disclosure Schedules, the Bill of Sale and Assignment and Assumption Agreement, the Escrow Agreement, the Transition Services Agreement and all other agreements, certificates, instruments and documents required to be delivered at the Closing under the terms of this Agreement or in connection with the consummation of the Transaction.
“Transaction Expenses” shall mean, without duplication, (a) the fees, disbursements and other compensation payable to legal counsel, accountants and other advisors of the Intermediate Parent and/or the Company, that are payable by the Intermediate Parent and/or the Company in connection with the negotiation, preparation or execution of this Agreement or the other Transaction Documents; and (b) the amount of any sale bonuses, change in control bonuses, retention bonuses or similar bonuses or payments that are incurred or otherwise become payable by the Company upon or in connection with the consummation of the Transactions, but excluding, for the avoidance of doubt, any severance resulting from termination of employment of an employee by Purchaser after the Closing. For the avoidance of doubt, “Transaction Expenses” shall not include any fees or expenses incurred by Purchaser or its Affiliates or any of their financial advisors, attorneys, accountants, advisors, consultants or other Representatives or financing sources, regardless of whether any such fees or expenses may be paid or reimbursed by Company.
“Transactions” shall mean the transactions contemplated by this Agreement and all other Transaction Documents.
“Transition Services Agreement” shall mean the Transition Services Agreement between the Company, Intermediate Parent, Parent, and Purchaser, substantially in the form attached hereto as Exhibit D.
“Treasury Regulations” shall mean all income Tax regulations promulgated under the Code, including any amendments thereto; references to specific Treasury Regulations are to the Treasury Regulations in effect on the Closing Date.

Exhibit 2.1

“USW” collectively refers to the United Steelworkers International Union and its Local Union 4586.
“WARN Act” shall mean the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign Laws related to plant closings, relocations, mass layoffs and employment losses.
“Working Capital Principles” shall mean the terms and conditions applicable to the determination of the Closing Working Capital as set forth in Exhibit B, and specifically “Working Capital” means the amount by which (a) current assets (excluding Tax assets) (but only to the extent such assets are Purchased Assets), exceeds (b) current Liabilities (excluding Tax Liabilities) (but only to the extent such Liabilities are Assumed Liabilities), in each case, determined in accordance with Company GAAP and as set forth on Exhibit B. For the avoidance of any doubt, “Working Capital” shall exclude cash, Indebtedness, and Transaction Expenses.
Section 1.2    Certain References and Construction.
(a)    All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.
(b)    When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.
(c)    Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. Both the word “Dollars” and the symbol “$” mean United States Dollars.
(d)    The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(e)    The Parties hereto have participated jointly in drafting and negotiating this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of the authorship of any provision hereof.
ARTICLE II
PURCHASE AND SALE
Section 2.1    Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement and subject to the representations, warranties and covenants herein set forth, at the Closing, Seller and Intermediate Parent (to the extent applicable) shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller and Intermediate Parent (to the extent applicable), free and clear of any Encumbrances other than Permitted Encumbrances,

Exhibit 2.1

all of Seller’s and Intermediate Parent’s (to the extent applicable) right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively the “Purchased Assets”), including the following:
(a)    all accounts receivable held by the Company (or the Intermediate Parent on behalf of the Company), and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);
(b)    all Inventory;
(c)    all (i) Material Contracts set forth on Schedule 3.11(a) (but, for the avoidance of doubt, excluding the Excluded Contracts), and (ii) (A) unfulfilled commitments, (B) quotations, (C) purchase orders, (D) customer orders or (E) work orders, issued by the Business’ customers to and accepted by Company or the Intermediate Parent on behalf of Company on or before the Closing (the “Assigned Contracts”), excluding, for the avoidance of doubt, the Excluded Contracts;
(d)    all Intellectual Property Assets;
(e)    furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, Software, telephones and other tangible personal property in each case that relate to the Business (the “Tangible Personal Property”), including those items set forth on Schedule 2.1(e) of the Disclosure Schedules;
(f)    all Permits, including Environmental Permits, which are held by the Company, or the Intermediate Parent on behalf of the Company, and required for the conduct of the Business as currently conducted or for the ownership and use of any of the Purchased Assets;
(g)    all rights to any Legal Proceedings of any nature available to or being pursued by Company or the Intermediate Parent on behalf of Company to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;
(h)    all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees in each case that relate to the Business;
(i)    all of Company’s (or the Intermediate Parent’s on behalf of Company) rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets or the Business;
(j)    all Business Data, including but not limited to, telephone numbers, electronic mail and other Business contact information and data and web domains assigned to the Company (or the Intermediate Parent on behalf of the Company) and used in the Systems, other than those that constitute Excluded Assets;
(k)    originals, or where not available, copies, including, where available or advisable due to file size, electronic copies, of all books and records relating to the Business, including, but not limited to, products; inventory; customer returns; warranties; all Material Testing Reports (MTRs) relating to the products for at least ten (10) years prior to the Closing; order entry records, raw materials purchasing

Exhibit 2.1

information, production records, quality and testing records, shipping records, and other information (including information stored in the Intermediate Parent’s/Company’s Deacom ERP system); books of account, ledgers and general, financial and accounting records; machinery and equipment maintenance files; customer lists; customer purchasing histories; price lists; distribution lists; supplier lists; production data; quality control records and procedures; customer complaints and inquiry files; research and development files; records and data (including all correspondence with any Governmental Entity); sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices); strategic plans; internal financial statements; marketing and promotional surveys; and material, research, and files relating to the Intellectual Property Assets and the Intellectual Property Agreements (collectively, “Books and Records”); provided that to the extent the foregoing are combined with Excluded Assets or Excluded Liabilities, Company and the Intermediate Parent shall provide copies of the foregoing that redact information for such Excluded Assets or Excluded Liabilities without removing the content of the same for all of the foregoing to Purchaser; and
(l)    all goodwill, intangible assets, and the going concern value of the Business.
Section 2.2    Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):
(a)    Closing Cash;
(b)    Contracts, including Intellectual Property Agreements, that are not Assigned Contracts (the “Excluded Contracts”);
(c)    the Organizational Documents, minute books, stock books, Tax Returns, books of account or other records having to do with the organization of Company or the Intermediate Parent;
(d)    all stocks, certificates of deposit and similar investments, bonds, guaranties in lieu of bonds, letters of credit and similar instruments obtained or held by Company or the Intermediate Parent, and all rights relating thereto;
(e)    all documents relating to proposals to acquire the Business by Persons other than Purchaser;
(f)    all Benefit Plans and assets attributable thereto;
(g)    the assets, properties and rights specifically set forth on Schedule 2.2(g) of the Disclosure Schedules;
(h)    subject to rights of Purchaser pursuant to Section 5.3, all Tax Returns and financial statements, Tax reports and Tax records and all records (including working papers) related thereto of Company or the Intermediate Parent (solely as it relates to the Company, the Purchased Assets, or the Business);
(i)    all rights of the Seller to receive Tax refunds, credits or similar benefits attributable to the Excluded Taxes;
(j)    all Contracts related to the Company’s Indebtedness;

Exhibit 2.1

(k)    the rights which accrue or will accrue to the Company under this Agreement and the Transaction Documents;
(l)    any existing collective bargaining agreements;
(m)    all real property used for the Company’s facility in Munhall, Pennsylvania, and all equipment, furniture, cranes, fixtures and appurtenances thereto; and
(n)    the Owned Real Property.
Section 2.3    Assumed Liabilities. Subject to the terms and conditions set forth herein, Purchaser shall assume and agree to pay, perform and discharge only the following Liabilities of Company (collectively, the “Assumed Liabilities”), and no other Liabilities:
(a)    all Trade Accounts Payable;
(b)    all Liabilities in respect of the Assigned Contracts that are reflected on the Estimated Closing Statement and only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Company on or prior to the Closing, in each case, as set forth on Schedule 2.3(b); and
(c)    all expenses in connection with (i) ongoing environmental monitoring and testing at the Company’s facility as required by the Company’s Environmental Permits (including the RCRA Permit), and (ii) removal of all waste products incurred in the ordinary course of business and in accordance with Environmental Laws.
Section 2.4    Excluded Liabilities. Notwithstanding any other provision in this Agreement to the contrary, Purchaser shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Company or the Intermediate Parent or any of their Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”) and Company and the Intermediate Parent shall retain all their respective Liabilities without recourse to Purchaser, whether or not accrued and whether or not disclosed, prior to, as of or on the Closing Date. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:
(a)    any Liabilities of Company or the Intermediate Parent arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, including fees and expenses of counsel, accountants, consultants, advisers and others;
(b)    any Liability for (i) Taxes of Company or the Intermediate Parent (or any stockholder or Affiliate of Company or the Intermediate Parent) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period other than any such Taxes that are attributable to events outside the ordinary course of business occurring after the Effective Time but on the Closing Date; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of Company or the Intermediate Parent as provided for in this Agreement; (iii) Taxes of Company or the Intermediate Parent or any stockholder or Affiliate of Company or Seller of any kind or description (including any Liability for Taxes of Company or Seller or any stockholder or Affiliate of Company or Seller), or the Intermediate Parent that becomes a Liability of Purchaser under any common

Exhibit 2.1

law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law (collectively, the “Excluded Taxes”);
(c)    any Liabilities relating to or arising out of the Excluded Assets;
(d)    any Liabilities in respect of any pending or threatened Legal Proceeding arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Legal Proceeding relates to such operation on or prior to the Closing Date;
(e)    any Liabilities of Company or the Intermediate Parent arising under or in connection with any Benefit Plan;
(f)    any Liabilities of Company or the Intermediate Parent for any present or former employees, officers, directors, retirees, independent contractors or consultants of Company or the Intermediate Parent, including, without limitation, any Liabilities associated with any claims for damages, costs, expenses, compensation, wages, benefits, bonuses, accrued vacation, accrued paid time off, workers’ compensation, severance, retention, termination, retaliation, discrimination, or related matters or other payments, including without limitation under any employment agreement or collective bargaining agreement, and including, for the avoidance of doubt, the Liabilities set forth on Schedule 2.4(f);
(g)    any Environmental Claims, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing, and to the extent arising out of any actions or omissions of Company or the Intermediate Parent on or prior to the Closing Date;
(h)    any accounts payable of Company or the Intermediate Parent (i) which constitute intercompany payables owing to Affiliates of Company or the Intermediate Parent; (ii) which constitute debt, loans or credit facilities to financial institutions; or (iii) which are not Trade Accounts Payable;
(i)    any Liabilities of the Business relating or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (i) do not constitute part of the Purchased Assets issued by the Business’ customers to Company or the Intermediate Parent on or before the Closing; (ii) did not arise in the ordinary course of business; or (iii) are not validly and effectively assigned to Purchaser pursuant to this Agreement;
(j)    any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Company or the Intermediate Parent (including with respect to any breach of fiduciary obligations by same);
(k)    any Liabilities under the Excluded Contracts or any other Contracts, including Intellectual Property Agreements, (i) which are not validly and effectively assigned to Purchaser pursuant to this Agreement; (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement; or (iii) to the extent such Liabilities arise out of or relate to a breach by Company or the Intermediate Parent of such Contracts prior to Closing;
(l)    any Liabilities associated with debt, loans or credit facilities of Company or the Intermediate Parent and/or the Business owing to financial institutions;
(m)    any Liabilities arising out of, in respect of or in connection with the failure by Company or the Intermediate Parent or any of its Affiliates to comply in any material respect with any Law or Governmental Authorization;

Exhibit 2.1

(n)    any accrued expenses and other current Liabilities including those listed as “Accrued Expenses and Other Current Liabilities” on the Balance Sheet;
(o)    Transaction Expenses; and
(p)    any Liabilities associated with defective or non-conforming products produced and sold prior to Closing.
Section 2.5    Closing. The closing of the Transactions (the “Closing”) shall take place remotely by the exchange of funds, documents and signatures (or their electronic counterparts) no later than two (2) Business Days after the last of the conditions to Closing set forth in Article VII has been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time or on such other date or at such other place as the Parties may mutually agree upon in writing. The actual date of the Closing is herein referred to as the “Closing Date” and the Closing shall be effective as of 12:01 a.m. Eastern Time on the Closing Date (the “Effective Time”).
Section 2.6    Purchase Price and Closing Consideration.
(a)    The aggregate purchase price to be paid hereunder by Purchaser as consideration for the acquisition of the Purchased Assets shall be an amount equal to Forty-Five Million Dollars ($45,000,000) (the “Base Purchase Price”), as further and finally adjusted in accordance with the terms of this Agreement (the “Purchase Price”).
(b)     For purposes of this Agreement, the “Estimated Closing Consideration” shall mean an amount equal to: (i) the Base Purchase Price plus/minus (ii) the Estimated Working Capital Adjustment, minus (iii) any Estimated Indebtedness, all as more fully set forth in and determined in accordance with the Estimated Closing Statement. The Estimated Closing Consideration shall be paid to Seller at the Closing in accordance with Section 2.8(a).
Section 2.7    Closing Adjustment.
(a)    At least three (3) Business Days prior to the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the “Estimated Closing Statement”) setting forth an estimated balance sheet of Company as of the Closing Date and including a good faith estimate (which estimate includes the following on both an aggregate basis of the Company and, if applicable, on an individual basis of Company) of the: (i) Closing Indebtedness (the “Estimated Indebtedness”); (ii) Working Capital at Closing (the “Estimated Working Capital”); (iii) the Estimated Working Capital Adjustment (as determined in accordance with Section 2.7(b)); and (iv) the Estimated Closing Consideration resulting from the foregoing. The Estimated Closing Statement shall be prepared in accordance with the terms set forth in the Working Capital Principles. Except as otherwise provided in this Section 2.7 or in the definition of Working Capital Principles, Indebtedness or Closing Cash, the Estimated Closing Statement shall be prepared in accordance with GAAP. The worksheets and data used by the Seller to prepare the Estimated Closing Statement shall be delivered to the Purchaser concurrent with the delivery of the Estimated Closing Statement.
(b)    If, as set forth in the Estimated Closing Statement, the Estimated Working Capital (i) exceeds the Target Working Capital, then the Estimated Closing Consideration shall be increased, dollar-for-dollar, in an amount equal to such excess, or (ii) is less than the Target Working Capital, then the Estimated Closing Consideration will be decreased, dollar-for-dollar, in an amount equal to such

Exhibit 2.1

shortfall (in either case, such adjustment being the “Estimated Working Capital Adjustment”) referred to in Section 2.6.
Section 2.8    Payments at the Closing.
(a)    At the Closing, Purchaser shall pay, or cause to be paid, by wire transfer of immediately available funds, to the applicable accounts and in accordance with the wire instructions set forth in the Closing Funds Flow Statement, the: (i) Estimated Indebtedness in accordance with the terms set forth in the Payoff Letters and the Closing Funds Flow Statement; (ii) Escrow Amount to the Escrow Agent; and (iii) Estimated Closing Consideration minus the Escrow Amount to Seller (collectively, the “Closing Payments”).
(b)    At least three (3) Business Days prior to the Closing, Seller shall prepare and deliver to Purchaser a funds flow statement (the “Closing Funds Flow Statement”), setting forth in reasonable detail (i) the specific amount of consideration to be paid to each applicable Party under Section 2.6(a), and (ii) the account, wiring instructions and other material information necessary for Purchaser’s payment of such amounts.
Section 2.9    Post-Closing Adjustment.
(a)    As soon as practicable, but no later than ninety (90) days following the Closing Date, Purchaser shall prepare and deliver to Seller, a statement (the “Preliminary Closing Statement”) setting forth a balance sheet of the Company as of the Closing Date and including its good faith calculation of the (i) Closing Indebtedness, (ii) Working Capital at Closing (the “Closing Working Capital”), (iii) Final Working Capital Adjustment (as determined in accordance with Section 2.9(f)), and (iv) the Final Closing Consideration (defined in Section 2.9(e)), which statement will include reasonable supporting documentation of Purchaser’s calculation of each of the foregoing amounts. The worksheets and data used by the Purchaser to prepare the Preliminary Closing Statement shall be delivered to the Seller concurrent with the delivery of the Preliminary Closing Statement. The Preliminary Closing Statement will be prepared in accordance with the Working Capital Principles and in a manner consistent with the Estimated Closing Statement.
(b)    Seller shall have thirty (30) days to review the Preliminary Closing Statement from the date of delivery thereof by Purchaser to Seller (the “Review Period”). During the Review Period, Purchaser shall provide Seller and its Representatives with reasonable access during normal business hours and after reasonable advance notice to the books, records and other documents (including work papers, schedules, financial statements and memoranda) of Purchaser and the Company for purposes of their review of the Preliminary Closing Statement. If Seller objects to any aspect of the Preliminary Closing Statement, Seller must deliver a written notice of objection (the “Objection Notice”) to Purchaser on or prior to the expiration of the Review Period. The Objection Notice shall specify any adjustment to the Preliminary Closing Statement that is objected to in reasonable detail the nature and amount of any disagreement so asserted and attach documentation supporting the calculations.
(c)    If Seller delivers an Objection Notice to Purchaser prior to the expiration of the Review Period, Purchaser and Seller shall, for a period of thirty (30) days thereafter (the “Resolution Period”), attempt to resolve the matters contained in such Objection Notice, all such discussions and communications related thereto shall (unless otherwise agreed to in writing by Purchaser and Seller) be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule, and any written resolution, signed by Purchaser and Seller, as to any such matter shall be final, binding,

Exhibit 2.1

conclusive and non-appealable for all purposes hereunder. Except to the extent properly challenged in an Objection Notice, or in the event Seller does not, prior to the expiration of the Review Period, deliver an Objection Notice to Purchaser, Seller shall be deemed to have agreed to the Preliminary Closing Statement in its entirety, which Preliminary Closing Statement or undisputed portions thereof (as the case may be) shall be final, binding, conclusive and non-appealable for all purposes hereunder.
(d)    If, at the conclusion of the Resolution Period, Purchaser and Seller have not reached an agreement with respect to all disputed matters contained in the Objection Notice, then as soon as practical but within ten (10) Business Days thereafter, Purchaser and Seller shall submit for resolution those matters remaining in dispute (such matters, the “Disputed Matters”) to the Neutral Accountant. The Neutral Accountant shall act as an expert and not an arbiter to resolve (based solely on the written presentations of Purchaser and Seller and not by independent review) only the Disputed Matters. Purchaser and Seller shall direct the Neutral Accountant to render a resolution of all such Disputed Matters within thirty (30) days after its engagement or such other period agreed upon in writing by Purchaser and Seller. In deciding any matter, the Neutral Accountant shall be bound by the provisions of this Section 2.9(d) and may not assign a value to any item greater than the greatest value for such item claimed by Purchaser or Seller or less than the smallest value for such item claimed by Purchaser or Seller. If issues are submitted to the Neutral Accountant for resolution: (i) the Seller and the Purchaser shall furnish or cause to be furnished to the Neutral Accountant such work papers and other documents and information relating to the Disputed Matters as the Neutral Accountant may request and are available to that Party or its agents and shall be afforded the opportunity to present to the Neutral Accountant relating to the Disputed Matters and to discuss the issues with the Neutral Accountant (including explicitly providing such Party’s calculations of the Disputed Matters); and (ii) the determination by the Neutral Accountant, as set forth in a notice to be delivered to both the Seller and the Purchaser within thirty (30) days of the submission to the Neutral Accountant of the issues remaining in dispute, shall be final, binding and conclusive on the Parties and shall be used in the calculations of the Disputed Matters. Purchaser shall pay a portion of the fees and expenses of the Neutral Accountant equal to one hundred percent (100%) multiplied by a fraction, (i) the numerator of which is the dollar amount of the Disputed Matters that are resolved in favor of Seller, and (ii) the denominator of which is the total dollar amount of the Disputed Matters. Seller shall pay that portion of the fees and expenses of the Neutral Accountant that Purchaser is not required to pay hereunder. For example, should the items in dispute total in amount to $1,000 and the Neutral Accountant awards $600 in favor of the Seller’s position, sixty percent (60%) of the costs of its review would be borne by the Purchaser and forty percent (40%) of the costs would be borne by the Seller. The Neutral Accountant shall, as part of its final determination, specify the allocation of fees in accordance with the immediately preceding sentence. The resolution of the Neutral Accountant shall be set forth in a written statement delivered to Purchaser and Seller and, absent manifest error, shall be final, binding, conclusive and non-appealable for all purposes hereunder. Once modified and/or agreed to in accordance with Section 2.9(c) or this Section 2.9(d), the Preliminary Closing Statement shall become the “Final Closing Statement”.
(e)    For purposes of this Agreement, the “Final Closing Consideration” shall mean, as fully and finally determined and set forth in the Final Closing Statement in accordance with this Section 2.9, an amount equal to (i) the Base Purchase Price, plus/minus (ii) the Final Working Capital Adjustment, minus (iii) the Closing Indebtedness.
(f)    If, as finally determined and set forth in the Final Closing Statement, the Closing Working Capital (i) exceeds the Estimated Working Capital, then the Final Closing Consideration will be increased, dollar-for-dollar, in an amount equal to such excess, or (ii) is less than the Estimated Working

Exhibit 2.1

Capital, then the Final Closing Consideration will be decreased, dollar-for-dollar, in an amount equal to such shortfall (such adjustment, the “Final Working Capital Adjustment”), pursuant to Section 2.9(e).
(g)    Following the determination of the Final Closing Statement, a final adjustment shall be made, which adjustment shall be an amount equal to the Final Closing Consideration (as finally determined and set forth in the Final Closing Statement) minus the Estimated Closing Consideration (the “Post-Closing Adjustment”).
(i)    If the Post-Closing Adjustment is a positive number, Purchaser will pay to Seller an amount equal to such Post-Closing Adjustment.
(ii)    If the Post-Closing Adjustment is a negative number, Seller, or Parent on Seller’s behalf, shall pay to Purchaser an amount equal to such Post-Closing Adjustment plus all costs, expenses and fees (including the reasonable fees and expenses of Purchaser’s counsel) in any way relating to the enforcement or protection of Purchaser’s rights in and to payment of such amount.
Payment of the Post-Closing Adjustment shall be made within three (3) Business Days after the Preliminary Closing Statement becoming the Final Closing Statement by wire transfer of immediately available funds to such account as is directed by Purchaser or Seller, as the case may be. For Tax purposes and unless otherwise required by applicable Law, any payments made pursuant to this Section 2.9 shall be treated by the Parties as an adjustment to the Purchase Price.
(h)    For the avoidance of doubt, the Parties hereto acknowledge and agree that, from and after the Closing, the provisions of this Section 2.9 and the arbitration provisions contemplated hereby shall be the exclusive remedy and exclusive forum of the Parties with respect to the matters that are or that may be addressed through the Purchase Price adjustments contemplated hereby.
Section 2.10    Transactions to be Effected at the Closing.
(a)    At or prior to the Closing, Purchaser will deliver, or cause to be delivered, to Seller or each other applicable Person specified in this Section 2.10(a), the following:
(i)    the Closing Payment in accordance with, and to the payees designated in, Section 2.8(b) and the Closing Funds Flow Statement; and
(ii)    the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Purchaser at or prior to the Closing pursuant to Section 7.3 of this Agreement.
(b)    At or prior to the Closing, the Seller or the Company, as applicable, shall deliver, or cause to be delivered, to Purchaser, the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Purchaser at or prior to the Closing pursuant to Section 7.2 of this Agreement.
Section 2.11    Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Purchaser or its designee and Company shall be entitled to withhold and deduct from the consideration payable pursuant to this Agreement such amounts as any such Person shall determine in good faith it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law; provided, however, that other than with respect to any such withholding or deduction related to a failure to satisfy the requirements of Section 7.2(h)(ii),

Exhibit 2.1

prior to withholding, Purchaser shall make commercially reasonable efforts to notify the Company of any such withholding requirement at least five (5) days in advance of such withholding or deduction, and shall provide opportunity for the Company to provide forms or evidence that would exempt or reduce such amounts from withholding, and shall cooperate with the Company to reduce or eliminate the requirement to deduct or withhold Tax with respect to such payment under applicable Law; and provided, further, that for the avoidance of doubt, nothing herein shall require Purchaser to notify Company with respect to withholding related to compensation paid to any service provider of the Business or Purchased Assets. To the extent that amounts are so withheld, such amounts (a) shall be timely remitted by the applicable withholding agent to the applicable Governmental Entity, and (b) to the extent so timely remitted to the appropriate Governmental Entity, treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
Section 2.12    Allocation of Purchase Price. Seller and Purchaser agree to (and agree to cause their respective Affiliates to) allocate the Purchase Price, any liabilities assumed and any other amounts treated as consideration for U.S. federal income Tax purposes among the assets acquired by Purchaser in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation”). No later than sixty (60) days after the Closing Date, Purchaser shall deliver to Seller the Allocation determined in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Within thirty (30) days after Seller’s receipt of the Allocation from Purchaser, Seller shall deliver in writing to Purchaser any comments that Seller may have on the Allocation. The Allocation shall be adjusted, as necessary, to reflect any subsequent adjustments to the Purchase Price pursuant to this Agreement. Seller and Purchaser agree (and agree to cause their respective Affiliates) to prepare and file all relevant federal, state, local and foreign Tax Returns (including IRS Form 8594 and any amended Tax Returns) in accordance with the Allocation. Neither Seller nor Purchaser shall (and each shall cause its Affiliates not to) take any position inconsistent with the Allocation on any Tax Return or in any Tax Claim, in each case, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or foreign Law). Each Party agrees to provide the other Parties hereto promptly with any other information required to timely complete IRS Form 8594. In the event any Party receives notice of a Tax Contest of the Allocation specified herein, such Party shall notify the other Parties in writing as to the date and subject of such audit as promptly as reasonably practicable, and shall keep such Parties informed with respect to the progress of the Tax Contest and any subsequent proceedings, including any proposed adjustments to the Allocation and any proposed settlement with respect thereto and shall use its reasonable best efforts to contest such dispute in a manner consistent with the Allocation.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INTERMEDIATE PARENT AND COMPANY
In order to induce the Purchaser to enter into this Agreement and consummate the Transactions contemplated hereby, the Intermediate Parent and Company hereby represent and warrant to Purchaser, jointly and severally, that, except as set forth in the Disclosure Schedules attached hereto, the statements contained in this Article III are true and correct as of the date hereof.
Section 3.1    Organization and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Tennessee, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on the Business as it is now being conducted. Company is duly qualified or licensed as a foreign limited liability company to do business, and is in good standing, in each jurisdiction where the character of the properties

Exhibit 2.1

or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictious name, assumed name, trade name or other name.
Section 3.2    Power and Authority. Each of Intermediate Parent and Company has the requisite power and authority to enter into this Agreement and each other Transaction Document to which Company or Intermediate Parent is a party, to carry out its obligations hereunder and thereunder and to consummate Transactions. Intermediate Parent is the legal and beneficial owner of the outstanding equity securities of the Company free and clear of any Encumbrances, and no other Person has any right or interest in any ownership or equity of Company. The execution and delivery by Company and Intermediate Parent of this Agreement and each other Transaction Document, the performance of its obligations hereunder and thereunder, and the consummation of the Transactions, have been duly authorized by all requisite action on the part of Company and the Intermediate Parent. This Agreement, and each other Transaction Document to which Company or the Intermediate Parent is a party, has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by each other Party hereto and thereto, constitute a legal, valid and binding obligation of such Party, enforceable against Company or Intermediate Parent, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).
Section 3.3    Title to Purchased Assets. Except as disclosed on Schedule 3.3, Company, or Intermediate Parent on behalf of Company, has good and valid title to (or, in the case of Purchased Assets that are leased, valid and enforceable leasehold interests in) the Purchased Assets, including those reflected in the Financial Statements, other than assets sold or otherwise disposed of in the ordinary course of business. The Purchased Assets are free and clear of any Encumbrances other than Permitted Encumbrances or Encumbrances released concurrent with Closing which are expressly set forth on Schedule 3.3 of the Disclosure Schedules.
Section 3.4    No Subsidiaries. The Company does not own, beneficially or otherwise, or have any interest in any equity interests of any other Person.
Section 3.5    Noncontravention; Consents. Except as set forth in Schedule 3.5, the execution, delivery and performance by Company of this Agreement, and the consummation of the Transactions, do not and will not: (a) contravene, conflict with, or result in a violation or default (with or without notice or lapse of time, or both), of any Law or Order binding upon or applicable to Company, Intermediate Parent, the Business or Purchased Assets or by which the Company, Intermediate Parent, the Business, or any of the Purchased Assets may be bound or affected or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company, Intermediate Parent, Business Employee, or applicable to the Business or Purchased Assets; (b) violate, contravene, or conflict with any provision of the Organizational Documents of Company; or (c) contravene, conflict with, result in a violation or breach of any Material Contract (including any collective bargaining agreement), or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract (including any collective bargaining agreement), (ii) accelerate the maturity or performance of any Material Contract, (iii) cancel, terminate or modify any Material Contract, or (iv) impose or result in the imposition of any Encumbrance upon the Company’s assets or properties. No Consents or Governmental Authorizations are required in connection with

Exhibit 2.1

Company’s execution and delivery of this Agreement, the performance by Company of its obligations hereunder, and the consummation of the Transactions, other than the Consents and Governmental Authorizations set forth in Schedule 3.5 or Consents required for the assignment of Contracts that are not Material Contracts by Seller to Buyer. The approval by the Intermediate Parent and the Company of this Agreement and the Transactions, each of which has been obtained by the Company, are the only approvals of any Person that are necessary to approve this Agreement, the Transactions and to effect the performance of the Transactions hereunder under the laws of the State of Tennessee and the Organizational Documents of the Company.
Section 3.6    Financial Statements; Undisclosed Liabilities.
(a)    Copies of Company’s (i) financial statements consisting of the balance sheet of Company as of December 31 in each of the years 2021, 2022, and 2023 and the related statements of operations, members’ or stockholders’, as applicable, equity for the years then ended (the “Annual Financial Statements”), and (ii) financial statements consisting of the balance sheet of the Company (the “Balance Sheet”) as of December 31, 2024 (the “Balance Sheet Date”) and the related statements of operations, members’ or stockholders’, as applicable, equity for the twelve-month period then ended showing revenues and expenses of the Business (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) have previously been delivered and/or made available to Purchaser. The Financial Statements (i) have been prepared consistent with past practices, based on the books and records of the Company, the Business and Purchased Assets and fairly present, the financial condition of Company, the Business and Purchased Assets as of the respective dates thereof and the results of the operations of Company and the Business for the periods indicated, in each case in accordance with GAAP, subject, in the case of Interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes, (ii) contain and reflect all adjustments, accruals (including, without limitation, accruals for incentive-based compensation), provisions and allowances necessary for a fair presentation of the financial condition and the results of operations of the Company and the Business for the periods covered by such Financial Statement in accordance with GAAP, (iii) to the extent applicable contains and reflects adequate provisions for all reasonably anticipated Liabilities for all Taxes with respect to the periods covered by such Financial Statement and all prior periods in accordance with GAAP, and (iv) reflects the consistent application of GAAP throughout the periods covered. Except as set forth on Schedule 3.6(a), neither the Company nor the Intermediate Parent on behalf of the Business and the Purchased Assets, have any Liabilities of a type required to be reflected or disclosed on a balance sheet prepared in accordance with GAAP, other than (i) those reflected on the Balance Sheet as of the Balance Sheet Date, (ii) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, violation of Law or Legal Proceeding), or (iii) those under (A) Contracts described on Schedule 3.11, or (B) Contracts entered into in the ordinary course of business (none of which under (A) or (B) is a Liability resulting from noncompliance with any Contract, or any breach of contract or breach of warranty). The reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent matter. Except as set forth on Schedule 3.6(a), the books and records of the Company have been maintained in accordance with GAAP and properly reflect all of the transactions entered into by the Company. There are no qualifications or comments from the Intermediate Parent’s or Company’s external auditors on the accuracy, fairness or controls of the Company as it relates to the Company’s financial statements.
(b)    The internal controls of the Seller over financial reporting are effective in providing reasonable assurance regarding the reliability of financial reporting and preparation of financial

Exhibit 2.1

statements and such internal controls are sufficient to (i) ensure that the records accurately and fairly reflect the transactions of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements, and that receipts and expenditures of the Company and the Business are being made only in accordance with authorizations of the directors, managers or officers of the Company, and (iii) provide reasonable assurance that unauthorized acquisition, use or disposition of the Purchased Assets or the Business, intentional misconduct and fraud, in each case that could adversely affect its financial statements, is prevented or timely detected.
(c)    All accounts and notes receivable of the Company or the Business or Purchased Assets (i) are bona fide and valid, arising from sales actually made or services actually performed, and were incurred in the ordinary course of business, (ii) are properly reflected on the Company’s books and records and balance sheets with regard to the Business and Purchased Assets in accordance with GAAP, (iii) are fully collectable not later than three (3) months following the Closing Date, and (iv) are, except as set forth on Schedule 3.6(c), not subject to any setoffs, counterclaims, discounts, credits or other offsets and are current and collectible and will be collected in accordance with their terms at their recorded amounts within ninety (90) days. Except as set forth on Schedule 3.6(c), no Person has any Encumbrance on any accounts or notes receivable or any part thereof, and no agreement for deduction, free goods or services, discount or other deferred price or quantity adjustment has been made by the Company or with regard to the Business or Purchased Assets with respect to any Accounts Receivable. In the last three (3) years, the Company and the Business has continued all pricing, sales, receivables and payables practices in accordance with its ordinary course of business and have not engaged in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the intent to accelerate to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, (ii) any practice intended to have the effect of accelerating to pre-Closing periods collections of receivables that would otherwise be expected (based on past practice) to be made in post-Closing periods, or (iii) any practice intended to have the effect of postponing to post-Closing periods payments by the Company or in connection with the Business or the Purchased Assets that would otherwise be expected (based on past practice) to be made in pre-Closing periods.
(d)    Schedule 3.6(d) provides: (i) an accurate and complete breakdown and aging of the accounts payable of the Company with regard to the Business and the Purchased Assets as of the Balance Sheet Date; (ii) an accurate and complete breakdown of any customer deposits or other deposits held by the Company as of the Balance Sheet Date; and (iii) an accurate and complete breakdown of all notes payable and other Indebtedness of the Company with regard to the Business and the Purchased Assets as of the Balance Sheet Date. Neither the Company, nor the Intermediate Parent on behalf of the Business and the Purchased Assets, has delayed the payment of any of its accounts payable in a manner which is not consistent with historical practices.
(e)    All Inventory of Company and the Business consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged or defective items that have been written off or written down to fair market value or for which adequate reserves have been established on the Balance Sheet. All Inventory contained in the Inventory Statement and shown on the Balance Sheet reflects write-downs to realizable values in the case of items which have become obsolete or unsalable (except at prices less than cost) through regular channels in the ordinary course of business consistent with past practice. The Inventory recorded on the Balance Sheet or acquired thereafter reflects items and quantities of Inventory of the Company with regard to the Business or the Purchased Assets accounted for at the lower of cost or net realizable value and such items and quantities are supported by historical counts. Such Inventories are in compliance with all applicable domestic Laws,

Exhibit 2.1

are in material compliance with all applicable foreign Laws, and are in conformity with all applicable product registrations and specifications. The values of the Inventory contained in the Inventory Statement and shown on the Balance Sheet reflect the normal inventory valuation policies of Company and were determined in accordance with GAAP, the Inventory Statement reflects all of the Inventory of the Business owned by the Company or by the Intermediate Parent on behalf of the Company. The Company’s commitments for the purchase of Inventory are attached as Schedule 3.6(e)(ii).
Section 3.7    Guaranties; Indebtedness. Except as set forth on Schedule 3.7, (i) the Company is not a guarantor for any Liability (including Indebtedness) of any other Person, and (ii) no other Person is a guarantor for any Liability (including Indebtedness) of the Company. Except as set forth on Schedule 3.7 or on the Estimated Closing Statement, the Company does not have any outstanding Indebtedness. Except as set forth on Schedule 3.7, the Company is not in material default with respect to any Indebtedness or any contracts relating thereto, and no such Indebtedness or any contracts relating thereto purports to limit the sale of the Purchased Assets or the operation of the Business of the Company by Purchaser. True, correct and complete copies of all contracts (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Company have been delivered to Purchaser prior to Closing.
Section 3.8    Absence of Changes. Except as expressly contemplated by this Agreement, or as set forth in Schedule 3.8, since the Balance Sheet Date:
(a)    there has not been any Material Adverse Effect with respect to the Company or Business;
(b)    there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the Company’s assets (whether or not covered by insurance) other than ordinary wear and tear;
(c)    neither the Company nor the Intermediate Parent on behalf of the Business has purchased or otherwise acquired any material asset (including any Intellectual Property) from any other Person;
(d)    neither the Company nor the Intermediate Parent on behalf of the Business has leased or licensed any material asset (including any Intellectual Property) from any other Person;
(e)    neither the Company nor the Intermediate Parent on behalf of the Business has made any capital expenditure except for capital expenditures that in the aggregate do not exceed $50,000;
(f)    neither the Company nor the Intermediate Parent on behalf of the Business has sold or otherwise transferred, assigned or agreed to assign, or leased or licensed, any asset (including any Intellectual Property) to any other Person;
(g)    neither the Company nor the Intermediate Parent on behalf of the Business has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other Indebtedness;
(h)    neither the Company nor the Intermediate Parent on behalf of the Business has made any loan or advance to any other Person;
(i)    neither the Company nor the Intermediate Parent has made or changed any business practice material to the Company’s Business (in anticipation of the transactions contemplated hereby or otherwise);

Exhibit 2.1

(j)    other than as set forth in Schedule 3.8(j) and other than in the ordinary course of business, neither the Company nor the Intermediate Parent on behalf of the Business has (i) established, adopted, entered into, modified, amended or terminated any Benefit Plan or increased any benefits or compensation provided thereunder, (ii) paid or granted, as applicable, any cash bonus, performance or other incentive compensation or equity or equity-linked awards, or made any profit sharing or similar payment, to any officer, employee or independent contractor, (iii) hired or terminated any officer, employee or independent contractor, (iv) accelerated the vesting or payment of any compensation or benefits under any Benefit Plan (other than as required under such Benefit Plan pursuant to the terms of such Benefit Plan in existence as of the date hereof), or (v) established or increased, or committed to establish or increase, any salary, wage rate or other compensation or benefits of any officer, employee or independent contractor;
(k)    granted or promised any severance or termination benefits or payments to any officer, employee or independent contractor;
(l)    no Contract that would constitute a Material Contract by which the Company, the Business or the Purchased Assets is or was bound, or under which the Company has or had any rights or interest, has been amended in a manner that has materially increased the obligations of the Company or the Business thereunder or terminated (other than terminations of Contracts due to the expiration of the stated term thereof);
(m)    neither the Company nor the Intermediate Parent on behalf of the Business has discharged any Encumbrance or discharged or paid any Indebtedness or other Liability, and except for accounts payable that (i) are reflected as current liabilities in the “liabilities” column of the Balance Sheet included in the Interim Financial Statements or have been incurred by the Company since the Balance Sheet Date, in bona fide transactions entered into in the ordinary course of business, and (ii) have been discharged or paid in the ordinary course of business;
(n)    neither the Company nor the Intermediate Parent on behalf of the Business has forgiven any debt or otherwise released or waived any right or claim with respect to any debt;
(o)    neither the Company nor the Intermediate Parent on behalf of the Business has taken any action or failed to take any action that has had, or could reasonably be expected to have, the effect of accelerating to pre-Closing periods sales to customers or others that would otherwise be expected to occur after the Closing, outside the ordinary course of business;
(p)    neither the Company nor the Intermediate Parent on behalf of the Business has changed any of its methods of accounting or accounting practices in any respect, except as required by GAAP;
(q)    neither the Company nor the Intermediate Parent on behalf of the Business has: (i) changed or revoked any material Tax election; (ii) settled or compromised any claim, notice, audit report or assessment in respect of material Taxes (other than the payment of Taxes or collection of refunds in the ordinary course of business); (iii) changed any annual Tax accounting period; (iv) filed any amended Tax Return; (v) entered into any closing agreement relating to any Tax; (vi) surrendered any right to claim a material Tax refund; or (vii) consented to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;
(r)    neither the Company nor the Intermediate Parent on behalf of the Business has failed to maintain in full force and effect any insurance policy in effect, except for any policy replaced by a new or successor policy of substantially similar coverage;

Exhibit 2.1

(s)    neither the Company nor the Intermediate Parent on behalf of the Business has terminated, amended, or failed to renew any (i) material permit or (ii) registration or application for any material Intellectual Property Assets, except for amendments, terminations, expirations completed or occurring in the ordinary course of business;
(t)    neither the Company nor the Intermediate Parent on behalf of the Business has waived, released, assigned, settled or compromised any Legal Proceeding;
(u)    neither the Company nor the Intermediate Parent on behalf of the Business has engaged in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the intent to accelerate to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, (ii) any practice intended to have the effect of accelerating to pre-Closing periods collections of receivables that would otherwise be expected (based on past practice) to be made in post-Closing periods, or (iii) any practice intended to have the effect of postponing to post-Closing periods payments by the Company or in connection with the Business or the Purchased Assets that would otherwise be expected (based on past practice) to be made in pre-Closing periods; and
(v)    neither the Company nor the Intermediate Parent on behalf of the Business has agreed, committed or offered (orally, in writing, or otherwise) to take any of the actions referred to in clauses (c) through (u) above.
Section 3.9    Legal Proceedings. (a)    Except as set forth in Schedule 3.9, there are no Legal Proceedings for the four (4) years preceding the date hereof that remain open or active, and there are no Legal Proceedings currently pending or, to the Company’s Knowledge, threatened against or by Company or the Intermediate Parent in connection with the Business (or to Company’s Knowledge, pending or threatened against any of the officers, partners, employees or independent contractors of the Company with respect to their activities for or on behalf of the Company), or pending or threatened in writing by the Company or the Intermediate Parent in connection with the Business against any Person, at law or in equity, or before or by any Governmental Entity or non-Governmental Entity with authority over a matter (including any Legal Proceedings with respect to the transactions contemplated by this Agreement). Except as set forth on Schedule 3.9, the Company is not subject to any unfair labor practice, grievance or arbitration proceeding under any collective bargaining agreements or, to Company’s Knowledge, any governmental investigation or inquiry. Neither the Company, the Business nor the Purchased Assets is subject to any judgment, Order, award or decree of any Governmental Entity or non-Governmental Entity with authority over a matter. There are no Legal Proceedings pending or, to Company’s Knowledge, threatened by or against Company or Intermediate Parent that seek to challenge, enjoin, prevent, alter or could otherwise reasonably be expected to delay the Transactions or affect the performance under this Agreement of the Transaction Documents. Company and Intermediate Parent are not subject to any Order that challenges, enjoins, prevents, alters or could otherwise reasonably be expected to delay or affect Company’s or Intermediate Parent’s performance of any obligations hereunder or in connection with the Transactions.
Section 3.10    Compliance with Laws; Permits. Except as set forth on Schedule 3.10:
(a)    Each of the Company and the Intermediate Parent and/or Parent on behalf of the Business is in compliance with each Law that is applicable to them or to the conduct of the Business or the ownership or use of any of the Purchased Assets or Leased Real Property, and have, at all times during the past four (4) years been, in material compliance with each Law that is or was applicable to them or to

Exhibit 2.1

the Business or the ownership or use of any of the Purchased Assets or Leased Real Property. No event has occurred in the past four (4) years, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Law in connection with the Business or the Purchased Assets. Neither the Company nor the Intermediate Parent on behalf of the Business has received, at any time during the past four (4) years, any written notice from any Governmental Entity, non-Governmental Entity with authority over a matter or any other Person regarding (i) any actual or alleged violation of, or failure to comply with, any Law, or (ii) any actual or alleged obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. The Company has delivered to the Purchaser an accurate and complete copy of each material report, study, survey or other document to which the Company or the Intermediate Parent has received or requested in connection with permitting or certifications involving the Business and its operations from any Governmental Entity or administrative or quasi regulatory authority.
(b)    Schedule 3.10 identifies each Governmental Authorization that is held by the Company or the Business. Each Governmental Authorization identified or required to be identified in Schedule 3.10 is valid and in full force and effect. Each of the Company and the Business is and has been in the past four (4) years in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.10. No event has occurred in the past four (4) years, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Schedule 3.10, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Schedule 3.10. The Company has not received, at any time, in the past four (4) years, any written notice from any Governmental Entity or any other Person regarding (1) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (2) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.
(c)    Neither the Company nor any of the Company’s directors or officers, or, to the Knowledge of Company, its employees, agents or third-party representatives (in each case, acting for or on behalf of the Company) has, directly or indirectly, given, offered, promised, or authorized or agreed to give, or received, any money or thing of value to or from any Person, or otherwise taken any action, in any case as would cause the Company to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 or other similar applicable Laws (“Anti-Corruption Laws”).
(d)    Neither the Company nor any of its directors or officers, nor, to the Knowledge of Company, its employees, agents or third-party representatives: (i) is, or has been since April 24, 2019, (A) on any list of designated or blocked Persons in relation to applicable trade, economic or financial sanctions Laws or restrictive measures (“Sanctions”), (B) in the government of, resident in, or organized under the Laws of a country or territory that is the subject of comprehensive U.S. Sanctions (currently Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic), or (C) majority-owned or controlled by one or more of any of the foregoing (Persons failing within any of (A), (B), or (C), a “Sanctioned Person”); and (ii) acting for or on behalf of the Company has transacted business with or for the benefit of any Sanctioned Person in violation of Sanctions since April 24, 2019.

Exhibit 2.1

(e)    Except as set forth on Schedule 3.10(e), the Company has been in material compliance in the prior four (4) years with applicable U.S. Laws relating to export, reexport, transfer, retransfer, and import controls (“Ex-Im Laws”), including the customs and import Laws administered by U.S. Customs and Border Protection (CBP), and any applicable forced or indentured labor regulations such as the Uyghur Forced Labor Prevention Act. During the past four (4) years, goods imported by the Company have not been detained or seized by CBP. All import duties, fees and other charges relating to the goods the Company imports have been paid, or are in the process of being paid in the ordinary course of business. Except as set forth on Schedule 3.10(e), the goods that the Company or any Company subsidiary imports are not subject to antidumping or countervailing duties, or to additional duties imposed under section 232 of the Trade Expansion Act, as amended (steel and aluminum, and certain derivative products), or under section 301 of the Trade act of 1974 (goods imported from China).
(f)    In the past four (4) years, neither the Company nor the Business has (i) received from any Governmental Entity or any other Person any notice, inquiry, or internal or external allegation, (ii) except as set forth on Schedule 3.10(f), made any voluntary or involuntary disclosure to a Governmental Entity, or (iii) conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing, in each case related to Anti-Corruption Laws, Sanctions, Ex-Im Laws or applicable Laws relating to anti-boycott.
(g)    Company currently maintains International Organization for Standardization (ISO) Quality Systems certifications, including ISO 9001, in connection with the Business and such certifications will be transferred in connection with the Purchased Assets and there is no pending or threatened repeal, failure to renew, or challenge to any such certificate and to Company’s Knowledge, there is no circumstance that causes or is likely to cause that such ISO certification (if any) to not be transferred as part of the Purchased Assets or be used in connection with the Business by Purchaser. Company has provided all audits conducted in the past four (4) years associated with such ISO certifications to Purchaser prior to Closing.
Section 3.11    Material Contracts.
(a)    Schedule 3.11(a) sets forth a list of the following types of Contracts to which Company or Intermediate Parent is a party as of the date hereof (collectively, the “Material Contracts”) that relate to the Business or the Purchased Assets:
(i)    Any single Contract or series of related or unrelated Contracts (other than unfulfilled commitments, quotations, purchase orders, customer orders or work orders that constitute part of the Purchased Assets issued by the Business’ customers to and accepted by Company or Intermediate Parent on or before the Closing) between the Company, on one hand, and the same third party, on the other hand, that contemplates or might reasonably be expected to involve in the twelve (12) months following the Closing Date, (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services or delivery of goods having a value in excess of $100,000 in the aggregate;
(ii)    any Contract that relates to the sale of any of Company’s assets, other than in the ordinary course of business;
(iii)    any Contract that relates to Company’s acquisition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

Exhibit 2.1

(iv)    any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;
(v)    any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or Liabilities;
(vi)    any Contract that limits or purports to limit, in any material respect, the ability of Company to compete in any line of business or with any Person or in any geographic area or during any period of time;
(vii)    any Contract providing for indemnification by Company, except for any such Contract that was (A) entered into in the ordinary course of business, or (B) entered into in connection with the purchase or sale of any entity or business and is otherwise disclosed under this Section 3.11;
(viii)    any Contracts related to any Indebtedness for borrowed money of Company, or to the mortgaging or pledging of, or otherwise placing an Encumbrance on the Purchased Assets; any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;
(ix)    (A) any agreement relating to the employment, consulting or other service relationship of any employee, consultant or independent contractor of the Company, and (B) any agreement entered into under a Benefit Plan that is a severance, bonus, or similar Contract with any employee, consultant or independent contractor of the Company;
(x)    any collective bargaining agreement or other Contract (including but not limited to any memoranda of understanding or letters of agreement) with a labor union or organization;
(xi)    any Contract providing for the payment of any cash or other compensation or benefits upon the sale of all or a material portion of the Purchased Assets or the Business or a change of control of Company;
(xii)    any Contract under which the Company is lessee of or holds or operates any personal property owned by any other Person, which involves annual rental payments of greater than $50,000 or group of such Contracts with the same Person which involve consideration in excess of $50,000 in the aggregate;
(xiii)    any material broker, distributor, dealer, manufacturer’s representative, agency, marketing and advertising Contracts;
(xiv)    any Contract relating to the acquisition, transfer, use, development, sharing or license or grant of any other right of any Intellectual Property including any Intellectual Property License other than (A) any Contract under which commercially available “off-the-shelf” software is licensed or made available to the Company pursuant to standard commercial terms for a fee of less than $35,000 per year, and (B) any non-exclusive license that is merely incidental to the transaction contemplated in the Contract in which such license is granted, the commercial purpose of which is for something unrelated to Intellectual Property;
(xv)    any Contract imposing any restriction on the Company’s right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact

Exhibit 2.1

business or deal in any other manner with any other Person, or (C) to develop or distribute any products or services;
(xvi)    any Contract relating to any Legal Proceeding or Order;
(xvii)    any Contract with a Governmental Entity;
(xviii)    any Contracts that require Company to purchase or sell any product or service to or from a third party that contain “take or pay” provisions;
(xix)    any Contracts between or among Company, on the one hand, and Intermediate Parent or any Affiliate of Intermediate Parent (other than the Company) on the other hand and any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;
(xx)    any Contract entered into outside the ordinary course of business not previously disclosed pursuant to this Section 3.11(a);
(xxi)    any Contract with manufacturer representatives or others entitled to sales commissions related solely to the Company products or Business (but not the products or business of Company Affiliates); and
(xxii)    any other Contract deemed material by Company to the conduct of its Business and/or the ownership or operation of the Purchased Assets and not previously disclosed pursuant to this Section 3.11(a).
(b)    Neither Company nor, to the Knowledge of Company, any other party, is in, or, has received written notice of, any breach, violation of or default under any Material Contract. A copy of each Material Contract has previously been made available to Purchaser. Each Material Contract is a legal, valid and binding agreement of Company and is in full force and effect, and is enforceable against Company and, to the Knowledge of Company, each other party thereto, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity). (i) The Company has not, and to the Knowledge of Company no other Person has, violated or breached, or declared or committed any default under, any Material Contract; (ii) no event has occurred, and, the Knowledge of Company, no circumstance or condition exists (including the execution of this Agreement and the consummation of the transactions contemplated hereby), that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract; (iii) the Company has not received any notice or other communication (in writing or otherwise) regarding any violation or breach of, or default under, any Material Contract; and (iv) the Company has not waived any right expressly provided for any Material Contract. The Purchaser has been provided with a true, correct and complete copy of all Material Contracts, together with all supplements, amendments, waivers or other changes thereto.

Exhibit 2.1

Section 3.12    Equipment, Etc.
(a)    Schedule 3.12(a) sets forth a true, correct and complete list of the Company’s capitalized fixed assets as carried in the Company’s fixed asset reporting system.
(b)    Schedule 3.12(b) sets forth a list of all Purchased Assets leased to the Company.
(c)    Each asset identified or required to be identified in Schedule 3.12(a) or Schedule 3.12(b) complies in all material respects with, and is being operated and otherwise used in material compliance with, all applicable Laws and Orders. Except as set forth on Schedule 3.12(c), Company has good and valid title to, or a valid and enforceable leasehold interest in, all buildings, machinery, equipment, and other Tangible Personal Property assets (including any assets reflected on the Interim Financial Statements) used in or necessary for the conduct of its Business as presently conducted and as presently proposed to be conducted, free and clear of all Encumbrances (other than Permitted Encumbrances). Each such Tangible Personal Property asset, (i) has been maintained in accordance with normal industry practice, (ii) is in good operating condition and repair (subject to normal wear and tear), (iii) is usable in the ordinary course of business and suitable for the uses intended therefor, (iv) has been installed, constructed, inspected and maintained by Company in accordance with customary practices and standards in the industry in which the Business operates, (v) is free from any latent defects and without material disruptions, and (vi) conforms in all material respects to all applicable Law relating to its use and operation. To the Knowledge of Company, there are no facts or conditions affecting any Purchased Assets that would reasonably be expected, individually or in the aggregate, to materially interfere with the current use or operation of such properties and assets.
(d)    Except as set forth on Schedule 3.12(d), all of the Tangible Personal Property assets and properties of Company (other than goods in transit and items stored for an interim basis) are located on the Leased Real Property and none of the Inventory of Company is subject to any consignment, bailment, warehousing or similar Contract.
Section 3.13    Real Property.
(a)    Schedule 3.13(a) contains a list, by street address or location, of all real property owned by Company or an Affiliate and used in the Business (the “Owned Real Property”). There are no encroachments on the Owned Real Property, and there are no encroachments of improvements located on the Owned Real Property onto any real property adjacent to the Owned Real Property.
(b)    Schedule 3.13(b) contains a list, by street address or location, of all real property used in the Business subject to any lease or sublease to which Company or any Affiliate is a party, and under which Company or its Affiliate is a lessee or sublessee (collectively, the “Real Property Leases” and the real property to which such Real Property Leases relate, the “Leased Real Property”). Company or its Affiliate is in lawful possession of the applicable Leased Real Property and Company has made available to Purchaser true, correct and complete copies of all Contracts, or other leases, lease guarantees, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property to which the Company or any Affiliate is a party, including all amendments, terminations and modifications thereof. The Real Property Leases: (i) are in full force and effect, are valid, binding and enforceable and effective in accordance with their terms; (ii) neither the Company, its Affiliate, nor, to the Knowledge of Company, any other party to the Real Property Leases is in breach or default, and, to the Knowledge of Company, no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under

Exhibit 2.1

the Real Property Leases; (iii) the Real Property Leases have not been modified, except to the extent that such modifications are set forth on Schedule 3.13(b); (iv) the Company or its Affiliate is exclusively entitled to all rights and benefits as lessee or sublessee, as applicable, under the Real Property Leases and neither the Company nor its Affiliate has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Real Property Leases; and (v) the terms and conditions of the Real Property Leases will not be affected by, nor will the Real Property Leases be in default as a result of, the completion of the Transactions, subject to receipt of the consents set forth on Schedule 5.6 applicable to the Real Property Leases. There is not now pending nor, to the Knowledge of Company, contemplated any reassessment of any parcel included in the Real Property Leases that could result in a change in the rent or a material change in the assessment or other sums and charges payable by the Company or its Affiliate under any agreement relating to the Real Property Leases.
(c)    With respect to each piece of Leased Real Property: (i) the current use of such Leased Real Property by the Company or its Affiliate and the operation of Company’s Business thereon does not, to Company’s Knowledge, violate any instrument of record or Contract affecting such Leased Real Property; (ii) neither the Company nor its Affiliate has subleased, assigned or otherwise granted to any Person the right to use or occupy the Leased Real Property or any portion thereof; (iii) there are no Persons in possession of such Leased Real Property except the Company or its Affiliate; (iv) to Company’s Knowledge, such Leased Property, is used in a manner consistent with and permitted by applicable zoning Laws without special use Permits, is served by all water, sewer, electrical, telephone, drainage and other utilities required for normal operations of the Business, has legal access to a public right-of-way, and is in good condition and repair; (v) any leasehold improvements made to the Leased Real Property by or on behalf of Company or its Affiliate have been done in accordance with applicable Laws and with the consent of the landlord and the prime landlord (in the case of a sublease), if such consent was required pursuant to the terms of the Real Property Lease; (vi) there are no liens, encumbrances, or other claims against Company’s or its Affiliate’s leasehold interest in the Leased Real Property or improvements thereto, except the Permitted Encumbrances; and (vii) to Company’s Knowledge, the Leased Real Property and improvements thereto are in compliance with all applicable Laws. To the Knowledge of Company, there are no encroachments on the Leased Real Property, and there are no encroachments of improvements located on the Leased Real Property onto any real property adjacent to the Leased Real Property.
(d)    No Government Entity has threatened (in a written notice to the Company or its Affiliate) to issue, or issued, any Order (that remains pending or in effect), that adversely affects the use or operation of the Leased Real Property, or requires any material repairs, alterations, additions or improvements thereto. There is no pending, or to the Company’s Knowledge, threatened, Legal Proceeding concerning the Leased Real Property or any Real Property Lease, including any appropriation, condemnation, eminent domain or like proceedings relating to the Leased Real Property.
Section 3.14    Employee Benefit Plans.

With respect to this Section 3.14, the term “Company” means Bristol Metals, LLC only.
(a)    Schedule 3.14(a) contains a list of each Benefit Plan in which the employees assigned to the Company participate or which is sponsored or contributed to (or required to be contributed to) for the benefit of Company employees and/or their dependents (each a “Company Plan”). The Company has not made any plan or commitment, whether or not legally binding, to create any additional Benefit Plan or to

Exhibit 2.1

modify or change any existing Company Plan that would increase the Company’s Liability after the date of this Agreement. All Company Plans may be amended or terminated without penalty to the Company at any time on or after the Closing. Each Company Plan materially complies, in form and operation, and has been maintained, funded and administered in all material respects in compliance with its terms and all applicable Laws, including, but not limited to, ERISA and the Code. Each Benefit Plan intended to meet the requirements of Section 401(a) or Section 408 of the Code (a “Qualified Plan”) is so qualified and exempt from Tax under Section 501(a) of the Code and has received a current favorable determination letter from the IRS, or is a preapproved plan that has received a current favorable opinion or advisory letter from the IRS on which the Company may rely, and, to Company’s Knowledge, nothing has occurred that would adversely affect the qualification of any such Qualified Plan. Nothing has occurred with respect to the design or operation of any Qualified Plan that could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any Liability or Encumbrance, penalty, or Tax under ERISA or the Code or any other applicable Law, and each Qualified Plan has been timely amended to comply with current Law. There are no unfunded liabilities with respect to any Company Plan, and the Company does not have any exposure to unfunded benefit liabilities through it its relationship with any ERISA Affiliate that could expose the Purchaser to unfunded liabilities. All Qualified Plans are marked as such on Schedule 3.14(a), and the Company has not maintained or contributed to, and the employees of the Company are not covered by, any other Qualified Plan.
(b)    With respect to each Company Plan, the Company has delivered to Purchaser true, correct and complete copies of all documents in connection with each such Company Plan, including (where applicable): (i) the plan document as in effect on the date hereof, together with all amendments thereto, including, in the case of any Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications, including all materials relating to any governmental investigation or audit or any submissions or other documentation of corrections under any voluntary compliance programs; (iii) the most recent determination, opinion, or advisory letter received from the IRS; (iv) the three (3) most recent IRS Form 5500 annual reports (with all applicable attachments) as filed (and any similar forms filed with any other Governmental Entity); (v) all related trust agreements, service agreements, insurance Contracts, and other funding arrangements (and the latest financial statements thereto); (vi) all reports prepared or submitted within the preceding three (3) years by third party administrators, actuaries, investment managers, auditors, consultants, or other independent contractors (including but not limited to annual compliance testing, actuarial statements, financial statements, benchmarking studies, etc.); (vii) all correspondence within the preceding three (3) years with the IRS, Department of Labor, or any other Governmental Entity with respect to the Company Plans; and (viii) all employee manuals or handbooks containing personnel or employee relations policies.
(c)    All required reports and descriptions (including IRS Form 5500 annual reports, summary annual reports, and summary plan descriptions, as applicable) have been timely filed or distributed with respect to each Company Plan in accordance with the requirements of the Code, ERISA, and other applicable Laws during the past seven (7) years. With respect to each Company Plan, all contributions (including all employer contributions and employee salary reduction contributions), distributions, reimbursements and premium payments that are due have been timely made by the Company or on behalf of the Company, and any contributions and premium payments that are not yet due and have not been paid have been property accrued in the Company’s financial statements.
(d)    Except as set forth on Schedule 3.14(d), Company does not maintain, sponsor, contribute to, have any obligation to contribute to, or have any Liability under or with respect to, either on its own behalf, or through an ERISA Affiliate, or on behalf of Business Employees, their beneficiaries or any

Exhibit 2.1

former employees or contractors of the Business, (i) any plan that is or was subject to Section 412 of the Code or Title IV of ERISA or any comparable provisions of any other applicable Law, (ii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (iii) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), including any Liability by reason of at any time being treated as a single employer under Section 414 of the Code with any other Person. Except as set forth on Schedule 3.14(d), Company does not have, and has never had, any obligation to contribute to or any Liability under or with respect to any “multiemployer plan,” as defined in Section 3(37) of ERISA, including any Liability by reason of at any time being treated as a single employer under Section 414 of the Code with any other Person. Company is not bound by, or liable on behalf of its Business Employees, their beneficiaries or any former employees or contractors of the Business under, any Contract addressing, and does not have any Liability described in, Section 4204 of ERISA. None of Company or any of its subsidiaries or any Affiliate acting as its agent, has (i) failed to timely pay premiums under any Company Plan, (ii) withdrawn from any Company Plan, or (iii) engaged in any transaction which would give rise to Liability under Section 4069 or Section 4212(c) of ERISA.
(e)    With respect to any Company Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA),: (i) each such plan for which contributions are claimed as deductions under any provision of the Code is in compliance with all applicable requirements pertaining to such deduction; (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a Tax under Section 4976(a) of the Code; (iii) any Company Plan that is a group health plan (within the meaning of Section 733(a) of ERISA, Section 4980B(g)(2) of the Code, or any other applicable Law) complies with all of the applicable requirements of the Code, ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act, the Health Insurance Portability and Accountability Act of 1996, and other applicable Laws; and (iv) the Company does not have any Liability with respect to the provision of post-retirement or post-termination medical, dental, vision, or life insurance or other welfare type benefits for any Person (other than in accordance with COBRA and for which the participant pays the entire premium cost).
(f)    To Company’s Knowledge, there has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA that was and is not otherwise exempt under Section 408 of ERISA and no breach of fiduciary duty (as described in Section 404 of ERISA) with respect to any Company Plan that could result in any Liability for the Company, any stockholder, officer, director or employee of Company, or the Purchaser.
(g)    No Legal Proceeding or audit with respect to any Company Plan (other than routine claims for benefits) is pending or, to the Company’s Knowledge, threatened by the IRS, the Department of Labor, or any other Governmental Entity, and to the Company’s Knowledge, there is no fact or circumstance that would give rise to any such Legal Proceeding or audit. No matters are pending with respect to any Company Plan under any IRS or Department of Labor correction program. There are no claims pending or threatened in writing by or with respect to any Person claiming benefit payments or entitlement to benefits under any Company Plan, other than those made in the ordinary operation of such plans, nor, to the Company’s Knowledge, is there any basis for any such claim. The Company has not incurred any Liability for any excise, income or other taxes or penalties with respect to any Company Plan, and no event has occurred and, to the Company’s Knowledge, no circumstance exists or has existed that could reasonably be expected to give rise to any such Liability.
(h)    Except as otherwise provided in Schedule 3.14(h), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in conjunction

Exhibit 2.1

with any other event (including a termination of any employee, officer, director, stockholder or other service provider of the Company or any subsidiary of the Company (whether current, former or retired) or their beneficiaries), will (i) give rise to any payment or compensation or other liability to any current or former employee or other service provider to the Company or (ii) accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, officer, director, stockholder or other service provider of the Company or any subsidiary of the Company (whether current, former or retired) or their beneficiaries.
(i)    No amounts paid or payable under any Company Plan to or with respect to any individual (including any such amounts that may be payable as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby or thereby) will fail to be deductible for United States Federal Income Tax purposes by reason of Section 280G of the Code Section 162(m) of the Code.
(j)    The Company has no indemnity obligation on or after the date hereof for any Taxes imposed under Section 4999 or 409A of the Code.
(k)    The Company has correctly classified all individuals who perform services for the Company with respect to each Company Plan, ERISA, the Code and other applicable Law (including the Fair Labor Standards Act and any state wage and hour Law) as common law employees, independent contractors or leased employees. All independent contractors have in the past been and continue to be properly and appropriately treated as non-employees for all federal, state, local and foreign Tax purposes and under other applicable Laws (including the Fair Labor Standards Act and any state wage and hour Law), and all compensation for such individuals has been fully and accurately reported as compensation on IRS Forms 1099 (or otherwise in accordance with applicable Law) when required to do so, and there exists no Liability to provide benefits with respect to such Persons under the Company Plans or otherwise. There is no determination, inquiry, or audit by any Governmental Entity pending or, to the Company’s Knowledge, threatened, and there has been no determination, inquiry, or audit by any Governmental Entity that any independent contractor of the Company or acting in connection with the Business (or any other independent contractor who has previously rendered services to the Company or the Business, at any time) constitutes an employee of the Company. At no time during the preceding six (6) years has any independent contractor brought a claim against the Company, whether formally or informally, challenging his or her status as an independent contractor or made a claim for additional compensation or any benefits under any Company Plan or otherwise, and no such claim is currently pending or, to the Company’s Knowledge, threatened. No Persons are currently providing, or have ever provided, services to the Company pursuant to a leasing agreement or similar type of arrangement, and the Company has not entered into any agreement whereby services will be provided by such individuals.
(l)    The Company and each Company Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) is in compliance, in all material respects, with the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”), including (i) compliance with the rules regarding offers of affordable, minimum value health insurance coverage under Sections 4980H(a) and (b) of the Code to all employees and consultants who meet the definition of a “full time employee” under the ACA and (ii) establishment and use of sufficient internal systems to record and document ACA and other welfare plan coverage and timely and accurate reporting on Forms W-2 and Forms 1094-C and 1095-C. All required Taxes or penalties due and payable under the ACA have been paid, and no excise Tax or penalty under the ACA is outstanding, has accrued or will become due with respect to any period prior to the Closing.

Exhibit 2.1

Section 3.15    Labor and Employment Matters.
(a)    Schedule 3.15(a) sets forth a true and complete list of: (i) all of the Company’s employees (the “Business Employees” or “Employees”), contractors and consultants; (ii) the base compensation (hourly rate or annual salary), whether paid on an hourly or salary basis, and any other variable compensation, benefits, and other renumerations owed (including but not limited to accrued paid time off, commissions, bonuses or other incentive compensation) of each such Employee, contractor and consultant; (iii) the job title, office location, and status as part-time or full-time for each such Employee, contractor and consultant; whether each Person is and has been treated as an employee v. contractor; whether each Person is and has been treated as “exempt” or “non-exempt” for purposes of federal, state and/or local Laws governing the potential payment of overtime, and whether such Person is currently on a leave of any kind; (iv) hire retention date; and (v) all Employees performing work covered by any collective bargaining agreement. All Employees who are performing services for the Company in the United States are legally permitted to work in the United States, and, to the Company’s Knowledge, if any such Employees are employed by Purchaser, they will be legally permitted to work in the United States following the consummation of the Transactions. The employment/contractual engagement of all Employees, contractors and consultants may be terminated at any time with or without cause and without any severance or other liability to the Company. No former employee, contractor, consultant, officer, manager or director of the Company, or their dependents, are receiving (or are scheduled or promised to receive) from the Company pension benefits, retiree medical insurance coverage, retiree life insurance coverage or other welfare benefits. No current officer, employee or group of employees, consultant or contractor has given notice to the Company that such individual(s) has any present plans to terminate his/her/its employment or engagement with the Company. There is no present intention to terminate the employment of any employee or service provider to the Company prior to the Closing. There is no agreement of any kind which restricts Company from relocating, closing, or terminating any of its operations or facilities.
(b)    Each individual who is providing or has provided services to the Company and who is or was classified by the Company as exempt from minimum wage and/or overtime obligations under federal, state, or local Law has been properly classified with respect to exempt v. nonexempt status.
(c)    Except as set forth on Schedule 3.15(c), the Company is not a party to or bound by any collective bargaining agreement or other Contract or relationship with any labor organization, there is not any labor organization representing or purporting to represent any employee of the Company, and no labor organization or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. Except as set forth on Schedule 3.15(c), during the past six (6) years, there has been no, and there is not pending or threatened any, occurrence or threat of any (i) strike, slowdown, picketing, work stoppage, or other labor dispute against or affecting the Company, (ii) charge, complaint, grievance that currently remains open, Legal Proceeding or other claim against or affecting the Company relating to the alleged violation of any Law, including, but not limited to, breach of any collective bargaining agreement, and including, but not limited to, Laws pertaining to labor relations or employment matters, including any charge, grievance that currently remains open or complaint filed by (or threatened to be filed by) an Person with the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, the Tennessee Human Rights Commission, the Tennessee Department of Labor & Workforce Development, or any comparable Governmental Entity or non-Governmental Entity with authority over a matter, (iii) union organizational or decertification activity or other labor or employment dispute against or affecting the Company, or (iv) application for certification of a collective bargaining agent with respect to the employees of the Company. Further, except as set forth on Schedule 3.15(c), the Company has not been put on notice by any Governmental Entity that it is

Exhibit 2.1

out of compliance with any applicable Laws pertaining to employment, labor relations, or collective bargaining practices. Neither Intermediate Parent nor Company have received any notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation or other inquiry relating to the Company, and no such investigation or other inquiry is in progress.
(d)    The Company is and has been in compliance in all respects with all Laws, Orders, collective bargaining agreements, and Contracts relating to labor, employment, employment practices, and terms and conditions of employment, including without limitation: any such requirements relating to collective bargaining, any collective bargaining agreements, or employment/contractor agreements; wages and hours, hours of work, overtime, vacation, paid and unpaid time off, meal and other breaks; employment classification in all respects including as to exempt/non-exempt and employee/contractor; independent contractors and consultants; employment equity and all fair labor practices and equal employment opportunity, including but not limited to: reasonable accommodation, non-discrimination, non-harassment and non-retaliation in employment; pay equity, equitable and appropriate provision of leave, accommodations or benefits in accordance with any federal, state or local Law providing such leave; benefits, compensation, or entitlements to any employees or independent contractors; affirmative action; workplace safety; occupational health and safety (including any guidance published by any applicable governmental authority related to the COVID-19 pandemic); employee privacy and off duty conduct; employment references; personnel records and recordkeeping; pay statements; pay transparency; postings; training; background checks; hiring; child labor; drugs and drug testing; payment on discharge or resignation; immigration and visa sponsorship and employment authorization verification; plant closings or layoffs; employment and unemployment insurance; workers’ compensation; and the collection and payment of Taxes and other withholdings. The Company is not and has not been liable for any assessments, penalties or other sums for failing to comply with any such Laws, Orders, collective bargaining agreements, or Contracts.
(e)    The Company is not delinquent in the payment of any wages, salaries, bonuses, commissions, wage premiums, vacation or paid time off, or any other compensation that has become due and payable to its employees, independent contractors, or other service providers, pursuant to any Law, Order, Contract (including, any collective bargaining agreements or employment/contractor agreements), or policy. The Intermediate Parent has paid all amounts that it or the Company is required to pay as contributions to the Benefit Plans as of the last day of the most recent fiscal year of each of the Benefit Plans, and as required in accordance with applicable Law. All compensation, commissions and benefits accrued under any Benefit Plan will have been paid, and all monies withheld from employee paychecks with respect to Benefit Plans have been transferred to the appropriate Benefit Plan in a timely manner as required by applicable Laws.
(f)    Except as set forth in Schedule 3.15(f), in the past six (6) years, there have been no (and there currently is no) labor or employment related Legal Proceedings pending or threatened against the Company, including but not limited to any act or allegation of or relating to unfair labor practices, wages and hours, discrimination, harassment, retaliation, or misconduct on the basis of any characteristics protected by applicable Law, or breach of any Contract or Company policy relating to labor or employment matters, nor has there been any settlement or similar out-of-court or pre-litigation arrangement relating to any such matters. The Company is not a party to, or otherwise bound by, any labor or employment related Order, decision, settlement, or award and has not been party to or otherwise bound by any labor or employment related Order, decision, settlement, or award in the past six (6) years. There are no consensual or non-consensual sexual or romantic relationships between any legal or

Exhibit 2.1

beneficial owner, officer or, to the Company’s Knowledge, supervisor-level employee of the Company, on the one hand, and any other Company employee or contractor on the other hand.
(g)    The Company and the Intermediate Parent on behalf of the Business and the Business Employees has complied with its obligations to collect and maintain a U.S. Citizenship and Immigration Services Form I-9 in accordance with applicable Law for each current or former employee of the Company with respect to whom such form is required to be maintained by the Company. The Company has not knowingly hired, employed, or otherwise used the services of any unauthorized workers. The Company has not been the subject of any audit of its immigration, employment verification or Form I-9 practices by any Governmental Entity.
(h)    The Company has not implemented any plant closings, employee layoffs or actions involving loss of employment implicating the WARN Act and no such events are currently planned, anticipated or announced. Schedule 3.15(h) sets forth by date and location any employees terminated within the ninety (90) days preceding the Closing.
(i)    Except as set forth in Schedule 3.15(i), there are no workers’ compensation claims pending against the Company nor, to Company’s Knowledge, are there any facts that could reasonably be expected to give rise to such a claim or claims not fully covered by workers’ compensation insurance. The Company has maintained workers’ compensation coverage as required by applicable Law through the purchase of insurance and not by self-insurance or otherwise.
(j)    Except as set forth in Schedule 3.15(j), the Company has no severance plans or policies, the Company does not engage, and in the past has not engaged, in the practice of providing severance or other benefits upon termination to all or some employees, and the Company has no agreements obligating the Company to pay any compensation or other benefits upon termination of any employee for any reason.
(k)    In the past three (3) years, the Company has not sought to enforce any non-competition or customer non-solicitation agreement covering a former employee or contractor of the Company. To Company’s Knowledge, no current or former employee or contractor of the Company has any claim with respect to any Intellectual Property Assets. To the Knowledge of Company, (i) no employee or contractor of the Company is bound by any Contract that purports to limit the ability of such employee or contractor to (A) to engage in or continue to perform any conduct, activity, duties or practice relating to the Business or (B) to assign to the Company or to any other Person any rights to any invention, improvement or discovery, and (ii) no former or current employee or contractor of the Company is a party to, or is otherwise bound by, any Contract that in any way materially adversely affected, affects or will affect Company or Purchaser’s ability to conduct the Business as presently conducted and as presently proposed to be conducted following the Closing Date.
(l)    The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement or any other labor-related agreement, in each case, of the Company. To the extent required by this Agreement, Law, Contract (including any collective bargaining agreements) or past practice relating to Business Employees, the Company or Intermediate Parent has (i) notified all labor organizations representing Business Employees of the transfer of the Purchased Assets, and (ii) engaged in good faith bargaining over the effects of Company’s or Intermediate Parent’s decision to transfer the Purchased Assets to the Purchaser to the extent required by law or applicable collective bargaining agreement. Intermediate Parent and Company shall take no actions that would otherwise

Exhibit 2.1

create obligations on the part of the Purchaser to be deemed a successor employer of the Business Employees. Neither the Company nor the Intermediate Parent has agreed, committed or represented (in writing or otherwise) that Purchaser will assume any collective bargaining agreement or specific terms thereof.
Section 3.16    Environmental Matters.
(a)    Except as disclosed on Schedule 3.16(a), the operations of Company or Parent with respect to the Business, the Purchased Assets, and any real property currently owned, leased or operated by Company or Parent in connection with the Business are currently and, have been in material compliance with all Environmental Laws. Neither Company nor Parent has received from any Governmental Entity or other Person, in each case with respect to the Business, the Purchased Assets, or any real property currently owned, leased or operated by Company or Parent in connection with the Business, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Laws, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements, as of the Closing Date.
(b)    Company or Parent has obtained and is in material compliance with all Environmental Permits, including the RCRA Permit, (each of which is disclosed in Schedule 3.16(b) of the Disclosure Schedules) necessary for the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets and any real property currently owned, leased or operated by Company or Parent in connection with the Business and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Company or Parent through the Closing Date in accordance with Environmental Laws, and Company is not aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets or any real property currently owned, leased or operated by Company or Parent in connection with the Business. With respect to any such Environmental Permits and the RCRA Permit, Company has undertaken, or will undertake prior to the Closing Date, all measures necessary to facilitate transferability of the same, and Company is not aware of any condition, event or circumstance that might prevent or impede the transferability of the same, and has not received any Environmental Notice regarding any material adverse change in the status or terms and conditions of the same.
(c)    Except as disclosed on Schedule 3.16(c), none of the Business or the Purchased Assets, or any real property currently owned, leased or operated by Company or Parent in connection with the Business, is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.
(d)    Except as disclosed on Schedule 3.16(d), and subject to the Hazardous Materials addressed and set forth in the RCRA Permit, there has been no Release of Hazardous Materials in contravention of Environmental Laws with respect to the Business or the Purchased Assets, or any real property currently owned, leased or operated by Company or Parent in connection with the Business, and Company has not received any Environmental Notice that the Business or any of the Purchased Assets, or real property currently owned, leased or operated by Company or Parent in connection with the Business, (including soils, groundwater, surface water, buildings and other structure located thereon) has been contaminated or impacted with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Laws or term of any Environmental Permit by, Company or Parent.

Exhibit 2.1

(e)    Schedule 3.16(e) of the Disclosure Schedules contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned, leased or operated by Company or Parent in connection with the Business, the Purchased Assets or any real property currently owned, leased or operated by Company or Parent in connection with the Business.
(f)    Schedule 3.16(f) of the Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials or other waste material treatment, storage, or disposal facilities or locations used by Company or Parent in connection with the Business, the Purchased Assets or any real property currently owned, leased or operated by Company or Parent in connection with the Business. Neither Company nor Parent has received any Environmental Claim or Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials or other waste material treatment, storage, or disposal facilities or locations used by Company or Parent.
(g)    Neither Company nor Parent, on Company’s behalf, has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Laws. Neither Company nor Parent, on Company’s behalf, has assumed, undertaken, become subject to or provided an indemnity with respect to any Environmental Claim or Liability of any other Person.
(h)    Company has provided or otherwise made available to Purchaser and listed in Schedule 3.16(h) of the Disclosure Schedules: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the Business or the Purchased Assets, or any real property currently owned, leased or operated by Company or Parent in connection with the Business, which are in the possession of Company related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials, in each case dated during the period of three (3) years immediately preceding the Closing Date; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control Hazardous Materials, and Hazardous Waste, to manage waste or otherwise ensure compliance with Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).
(i)    The representations and warranties set forth in this Section 3.16 are the Company’s and Intermediate Parent’s sole and exclusive representations and warranties regarding environmental matters.
Section 3.17    Insurance. Company, the Business and Purchased Assets are insured to the extent specified under the insurance policies listed in Schedule 3.17 (the “Insurance Policies”). All such insurance policies with respect to the properties, Purchased Assets or Business of the Company are in full force and effect and all premiums due and payable thereon have been paid in full, no premiums will be required to be made after the Closing Date with respect to periods prior to the Closing, and the Company is not in default with respect to its material obligations under any such policies and, to the Knowledge of Company, there exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, including the completion of the Transactions, would become a default of the Company. Neither the Company nor any Affiliate maintains any policies of credit insurance affecting the Purchased Assets or the Business. No written notice of cancellation or termination has been received by Company with respect to any such policies. In the past three (3) years, the Company has given timely notice to the insurer of all material claims that may be insured thereby. The Company has not been denied insurance or suffered the cancellation of any insurance in the past three (3) years. There are no claims by Company pending under any Insurance Policies where coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or in respect of which such underwriters have reserved their rights and there are no known circumstances which might

Exhibit 2.1

result in any such claim. In addition, Schedule 3.17 contains a list of all pending claims and all claims submitted during the previous three (3) years under any Insurance Policy. This Section 3.17 shall not apply to any Company Benefit Plans or other employee benefit arrangements.
Section 3.18    Taxes.
(a)    All income and other material Tax Returns required to be filed with respect to the Purchased Assets, the Assumed Liabilities or the Business have been timely filed, and all such Tax Returns are true, correct and complete in all material respects.
(b)    All income and other material Taxes due and payable with respect to the Purchased Assets, the Assumed Liabilities, the Business, or any real property currently owned, leased or operated by Company or Parent in connection with the Business, whether or not shown to be due on any Tax Return, have been timely paid in full. With respect to any period for which Tax Returns related to the Purchased Assets, the Assumed Liabilities, the Business, or any real property currently owned, leased or operated by Company or Parent in connection with the Business, that have not yet been filed or for which Taxes are not yet due or payable, Seller, Company and the Intermediate Parent have made sufficient accruals for such Taxes on the Financial Statements.
(c)    All material amounts of Taxes required to have been withheld and paid, deducted or collected by the Seller under applicable Law with respect to the Purchased Assets, the Assumed Liabilities, the Business, or any real property currently owned, leased or operated by Company or Parent in connection with the Business, including in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other Person, have been timely withheld, deducted or collected and paid to the appropriate Taxing Authority.
(d)    Seller has timely collected all material sales, use, value-added and similar Taxes required to be collected by them with respect to the Purchased Assets, the Assumed Liabilities or the Business, and have remitted, or will remit, in each case on a timely basis, such amounts to the appropriate Governmental Entity. Seller has timely and properly collected and maintained all resale certificates, exemption certificates and other documentation required to qualify for any exemption from the collection of sales Taxes imposed on or due from Seller.
(e)    No deficiency with respect to Taxes has been claimed, proposed, asserted or assessed, in each case in writing, against or with respect to Seller or Parent with respect to the Purchased Assets, the Assumed Liabilities or the Business which has not been fully paid or finally settled.
(f)    There is no audit, claim or assessment pending, proposed, asserted or threatened, in each case in writing, with respect to any Tax or Tax Return related to the Purchased Assets, the Assumed Liabilities, the Business, or any real property currently owned, leased or operated by Company or Parent in connection with the Business, and no Taxing Authority has indicated in writing an intent to investigate, commence or open such an audit, claim or assessment with respect to any such Tax or Tax Return.
(g)    There are no Encumbrances with respect to Taxes upon any of the Purchased Assets or any real property currently owned, leased or operated by Company or Parent in connection with the Business.
(h)    There are no currently outstanding agreements, consents or applications to extend or waive any statute of limitations with respect to any Tax Returns or Taxes with respect to the Purchased Assets, the Assumed Liabilities, the Business, or any real property currently owned, leased or operated by

Exhibit 2.1

Company or Parent in connection with the Business, that will remain in effect as of the Closing Date. No power of attorney has been granted with respect to any matter relating to Taxes payable with respect to the Purchased Assets, the Assumed Liabilities or the Business that will be in effect as of the Closing Date.
(i)    No Purchased Asset or Assumed Liability is an equity interest in a Person for Tax purposes.
Section 3.19    Intellectual Property.
(a)    Schedule 3.19(a) sets forth a list of the following Intellectual Property owned by the Company that, in each case, is subject to any issuance, registration or pending application to or with any Governmental Entity or authorized private registrar in any jurisdiction: (i) all active Patents and pending Patent applications; (ii) all active Trademark registrations and pending Trademark registration applications; (iii) all active Copyright registrations and pending copyright registration applications; (iv) all domain name registrations and pending domain name registrations; and (v) social media accounts (collectively, the “Registered Intellectual Property”). All required filings and fees due prior to the date of this Agreement for maintenance of the Registered Intellectual Property have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all Registered Intellectual Property is otherwise in good standing. Except as set forth in Schedule 3.19(a), Company is the sole owner of the registrations and/or pending applications for its applicable Registered Intellectual Property, and Company is entitled to use any and all such Registered Intellectual Property in connection with the operation of its Business. None of Company’s Registered Intellectual Property has been deemed invalid or unenforceable by any Governmental Entity and, to the Knowledge of Company, none of Company’s Registered Intellectual Property is being misappropriated, violated, or infringed by any third party in any manner and all of Company’s Registered Intellectual Property is valid and enforceable.
(b)    Excluding the Registered Intellectual Property, Schedule 3.19(b) contains a complete and accurate list of all of the following (collectively, the “Company Unregistered Intellectual Property”): (i) material unregistered Trademarks owned by the Company; (ii) material Software owned by the Company; (iii) any other material unregistered Intellectual Property owned or held by the Company that is material to the conduct of the Company’s Business as presently conducted (for any Trade Secrets, the description shall be limited to a high-level description that will not jeopardize its trade secret status); (iv) Intellectual Property Agreements providing rights or restrictions to any Intellectual Property granted to or by the Company by or to any third party, in each case to the extent material to or used in the Business (other than licenses for generally available commercial, unmodified, “off the shelf” Software used solely for the Company’s own internal use for an aggregate fee, royalty or other consideration for any such Software or group of related Software licenses of no more than $35,000).
(c)    Except as set forth on Schedule 3.19(c), the Company owns and possesses all right, title and interest in and to all Intellectual Property set forth on Schedules 3.19(a) and/or 3.19(b), and owns and possesses all right, title and interest in and to or has the right to use pursuant to a valid and enforceable license set forth on Schedule 3.19(b), all material Intellectual Property used in or necessary for the operation of the Business, free and clear of all Encumbrances (other than Permitted Encumbrances).
(d)    The Company has taken commercially reasonable steps to maintain, enforce and protect the proprietary nature of the Intellectual Property Assets, including Trade Secrets, and, to the Company’s Knowledge, has not taken any actions that would materially impair or adversely affect the Intellectual Property Assets. No present or former employee, officer, consultant or contractor of the Company has any ownership, license or other right, title or interest in any Intellectual Property Assets, and each current

Exhibit 2.1

employee, equity holder, and independent contractor of the Company has entered into written agreements with the Company pursuant to which they (i) agree to protect the confidential and proprietary information of the Company and (ii) if they have been involved in the conception, reduction to practice or other creation of Intellectual Property Assets that would not automatically vest in the Company by operation of law, assigns or has an obligation to assign to the Company all right, title and interest in and to all Intellectual Property created in the course of his, her or its employment or other relationship with the Company. Any applicable form agreement is also included on Schedule 3.19(d).
(e)    Except as set forth in Schedule 3.19(e): (i) no claims have been made, are pending or, to the Knowledge of Company, threatened challenging the ownership (as applicable), enforceability, scope, validity, or use by Company of any Intellectual Property Assets, or alleging that Company is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property and to the Company’s Knowledge, there is no basis for such claim; (ii) the Intellectual Property Assets as currently licensed or used by Company, and Company’s conduct of its Business as currently conducted, does not infringe, misappropriate or otherwise violate (directly, contributory, by inducement, or otherwise) the Intellectual Property of any Person; and (iii) to Company’s Knowledge, no Person is infringing, misappropriating or otherwise violating any Intellectual Property Assets. Except as set forth in any Intellectual Property Agreement or Employment Agreement, or otherwise in Schedule 3.19(e), the Company has not entered into any Contract to indemnify any Person against any claim of infringement, misappropriation, misuse, dilution or violation of any Intellectual Property owned by any other Person.
Section 3.20    Material Relationships.
(a)    Schedule 3.20(a) sets forth a complete and accurate list of the twenty-five (25) largest customers (by revenue dollar value) of Company during (i) the twelve (12)-month period ended December 31, 2023 and (ii) the twelve (12)-month period ended December 31, 2024 (each, a “Material Customer”), which list includes the following information: (i) customer account name, and (ii) annual revenue for fiscal years 2023 and 2024. None of the Material Customers has cancelled, terminated or materially decreased its usage or purchases of the products or services with Company since December 31, 2024, or otherwise notified Company that it is (A) canceling or terminating its relationship with Company or (B) adversely modifying its relationship or its usage or purchases of the products or services with Company. Schedule 3.20(a)(i) sets forth a list of current agreements or arrangements with respect to any rebates provided to customers, each of which are currently in effect and are related solely to the Business and not the business of any Affiliates of the Company.
(b)    Schedule 3.20(b) sets forth a complete and accurate list of the ten (10) largest suppliers (by dollar value) of Company during (i) the twelve (12)-month period ended December 31, 2023 and (ii) the twelve (12)-month period ended December 31, 2024 (each, a “Material Vendor”), which list includes those vendors that accounted for more than five percent (5%) of the gross revenues of Company in 2023 or 2024. None of the Material Vendors has cancelled, terminated or materially and adversely modified its relationship or its provision of products or services with Company since December 31, 2024 or otherwise notified Company that it is (A) canceling or terminating its relationship with Company or (B) adversely modifying its relationship or its provision of products or services with Company.
Section 3.21    Powers of Attorney. The Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof).
Section 3.22    Product Warranty; Product Liability. Schedule 3.22 sets forth a complete list of all outstanding product and service warranties, guarantees and make good agreements in connection

Exhibit 2.1

with any of the Company’s products and services and Purchased Assets, outside the ordinary course of business for Company. There are no existing claims, or claims threatened in writing, against the Company relating to any work performed by the Company or the Purchased Assets, product liability, warranty or other similar claims against the Company alleging that any products and services or Purchased Assets are defective or fails to meet any product or service warranties. Except as set forth on Schedule 3.22, the Company has no Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any products manufactured, distributed, procured, sold or delivered by the Company or with respect to any services rendered by the Company. Each product manufactured, sold or delivered and each service rendered by the Company has been in conformity in all material respects with contractual commitments and express and implied warranties and the Company has no Liability or obligation for replacement or repair thereof. There have been and there are no product recalls or withdrawals or requests for product recalls or withdrawals by any Governmental Entity or by any customer of the Company.
Section 3.23    Privacy and Data Security.

(a)    Each of Intermediate Parent and Company complies, and at all times has complied, with all Privacy Requirements applicable to the Business. Intermediate Parent and Company have implemented, documented and maintained reasonable and appropriate measures consistent with good industry practice designed to ensure that the Business complies with all Privacy Requirements. No disclosure made or contained in any Business Privacy Policy is, or at any time has been, materially inaccurate, misleading or deceptive in a manner that has violated Privacy Requirements (including by containing any material omission).
(b)    Company has sufficient rights and authority under Privacy Requirements to permit the use and other Processing of Business Data by or for Company, including that Company has obtained all applicable consents from any Persons (including natural persons to whom Personal Data relates).
(c)    Neither Intermediate Parent nor Company, nor, to Company’s Knowledge, any of its service providers in connection with their Processing of Business Data or provision of services, has been subject to, or received any notice of or audit request relating to, any Legal Proceeding relating to the Processing of Business Data, the security of Systems, any actual or alleged non-compliance with any Privacy Requirement, or any Security Incident. No Person has alleged in writing that either Intermediate Parent or Company has failed to comply with any Privacy Requirement in connection with the operation of the Business.
(d)    None of the execution, delivery or performance of this Agreement or any of the Transaction Documents, the consummation of any of the transactions contemplated by this Agreement or Company’s provision to Purchaser (or any of its designated Affiliates), or Purchaser’s (or any of its designated Affiliates’) possession, transfer to or from any jurisdiction in the world or Processing of, Business Data will or would reasonably be expected to result in any material violation of any Privacy Requirement. Purchaser’s (or its designated Affiliate’s) Processing of Business Data in the operation of the Business will not, and would not reasonably be expected to, result in any violation of any Privacy Requirement, so long as Purchaser (or such designated Affiliate(s)) Processes such Business Data in a manner substantially consistent with any Processing carried out by the Business as of the Closing Date.

Exhibit 2.1

Section 3.24    IT Systems.
(a)    Schedule 3.24(a) lists all Systems and Software that is duly and validly licensed to, or owned by, the Company or Parent (on behalf of the Company). Except as set forth on Schedule 3.24(b) all Systems are owned or leased, and operated by and are under the control of the Company or Parent (on behalf of the Company). The Systems are adequate, suitable and sufficient (including with respect to working condition, performance and capacity) for the Business as currently conducted. Company or Parent (on behalf of the Company) takes commercially reasonable steps to protect the Personal Data used in the Business, consistent with industry best practices and Privacy and Data Security Laws. The Business maintains reasonable and appropriate business continuity and disaster recovery plans relating to the Systems, which are routinely tested with a frequency consistent with good industry and information security practices.
(b)    To the Company’s Knowledge, the Software used by the Company or Parent (on behalf of the Company) is free of any material defects, bugs and errors, and does not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other Software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, Software, data, or other materials (“Contaminants”). The Company or Parent (on behalf of the Company) employs commercially reasonable practices and safeguards to ensure that the Systems are free from Contaminants.
(c)    All data and information which is owned or purported to be owned by, or has been collected by or provided to, the Company or Parent (on behalf of the Company) in connection with the Business (the “Business Information”) has been collected solely for purposes related to the Business, and no Business Information is used in or has been collected in connection with any other operations or business. All of the Business Information is stored on the Company’s or Parent’s (on behalf of the Company) information technology systems, or has been segregated and can be exported from the Company’s or Parent’s (on behalf of the Company) information technology systems, all of which are included in the Purchased Assets. The execution, delivery, and performance of this Agreement complies with all applicable Laws and will not require the consent of any individuals from whom Business Information has been collected.
(d)    Company or Parent (on behalf of the Company) has established, and is and at all times has been with respect to the Business in material compliance with, a written information security program that: (i) implements and monitors reasonable and appropriate administrative, technical and physical safeguards that protect the security, confidentiality, and integrity of the Systems and all Business Data; (ii) is designed in accordance with the standards required by good industry and information security practices to prevent Security Incidents; (iii) complies with all applicable Privacy Requirements; (iv) includes reasonable policies and procedures that apply to Company’s or Parent’s (on behalf of the Company) Processing of Personal Data; and (v) identifies threats to the confidentiality or security of Personal Data and intrusions into the Systems. Company or Parent (on behalf of the Company) has performed regular security risk assessments with respect to the Systems (including penetration tests and vulnerability scans) and Business Data and has addressed and remediated all material vulnerabilities, threats and deficiencies identified in those security risk assessments.
(e)    During the past three (3) years, there has been no material failure, breakdown or continued substandard performance of any Systems that has caused a material disruption or interruption in or to any customer’s use of the Systems or the operation of the Company’s business. None of Intermediate Parent (on behalf of the Company), Company or the Business, or to Company’s Knowledge,

Exhibit 2.1

any Person working on behalf of any of them, has experienced a Security Incident. Neither the Intermediate Parent nor Company has received any claim or notice from any party that a Security Incident affecting the Business may have occurred or is being investigated and neither the Intermediate Parent nor Company has or has been required under any Privacy Requirement to notify any Person, Governmental Entity, or other third party of such a Security Incident. Neither the Intermediate Parent nor Company is aware of any circumstance that may result in any of the foregoing.
Section 3.25    Related Party Transactions. Except as set forth on Schedule 3.25, no direct or indirect equity holders, controlling Persons, shareholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees (each a “Related Party”) has any direct or indirect interest of any nature in any of the Purchased Assets, other than an equity holder’s ownership of the units or other ownership interests, as applicable, of the Company. No Related Party is indebted to the Company. No Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company, other than through or in connection with an employment relationship with the Company. No Related Party is competing, directly or indirectly, with the Company. No Related Party has any claim or right against the Company, other than through or in connection with an employment relationship with the Company. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Purchased Assets or the Business.
Section 3.26    Bank Accounts. Schedule 3.26 contains a list showing (a) the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box, and (b) the names of all Persons authorized to draw thereon or to have access thereto and the names of all Persons, if any, holding powers of attorney from the Company.
Section 3.27    Brokers. Except for Angle Advisors, there is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Company that might be entitled to any fee or commission in connection with the Transactions.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER
In order to induce the Seller to enter into this Agreement and consummate the Transactions, Purchaser hereby represents and warrants to Seller that, except as set forth in the Disclosure Schedules attached hereto, the statements contained in this Article IV are true and correct as of the date hereof.
Section 4.1    Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.
Section 4.2    Power and Authority. Purchaser has the requisite power and authority to enter into this Agreement and each other Transaction Document to which Purchaser is a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions. This Agreement has been, and each other Transaction Document to which Purchaser is a party, has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by each other Party hereto and thereto, constitute a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by

Exhibit 2.1

general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).
Section 4.3    Noncontravention; Consents and Governmental Authorizations. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party, and the consummation of the Transactions, do not and will not: (a) contravene, conflict with, or result in a violation of or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law or Order or any restriction imposed by, any court or Governmental Agency binding upon or applicable to Purchaser; (b) violate, contravene, or conflict with any provision of the Organizational Documents of Purchaser; or (c) result in a violation, default or breach (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of any Contract to which Purchaser is a party or otherwise bound. No Consents or Governmental Authorization are required in connection with Purchaser’s execution and delivery of this Agreement, the performance by Purchaser of its obligations hereunder, and the consummation of the Transactions, other than the Consents and Governmental Authorizations set forth in Schedule 5.6.
Section 4.4    Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened by or against Purchaser that seek to challenge, enjoin, prevent, alter or could otherwise reasonably be expected to delay the Transactions or affect the performance under this Agreement of the Transaction Documents. Purchaser is not subject to any Order that challenges, enjoins, prevents, alters or could otherwise reasonably be expected to delay or affect Purchaser’s performance of any obligations hereunder or in connection with the Transactions.
Section 4.5    Brokers. Neither Purchaser nor any of its Affiliates has any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the Transactions. Any fees, commissions and other obligations payable in connection with the Transactions shall be paid at or prior to the Closing by Purchaser.
Section 4.6    Liquidity and Solvency. Purchaser has, and will have as of the Closing Date, sufficient liquidity and solvency to pay the Closing Consideration and to perform its obligations under this Agreement.
ARTICLE V
COVENANTS
Section 5.1    Conduct of Business Prior to Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), the Company and its Affiliates shall (x) conduct the Business in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact their current organization, business and franchise and to preserve the rights, franchises, goodwill and relationships of their employees, customers, lenders, suppliers, regulators and others having business relationships with the Company or its Affiliates, in each case in connection with the Business. Without limiting the foregoing, from the date hereof until the Closing Date, the Company and its Affiliates shall, in each case in connection with the Business:
(a)    preserve and maintain all of the Company’s and its Affiliates’ Permits;
(b)    pay the Company’s debts, Taxes and other obligations when due;

Exhibit 2.1

(c)    maintain the properties and assets owned, operated or used by the Company or its Affiliates in the same condition as they were on the date of this Agreement;
(d)    continue in full force and effect without modification all Insurance Policies;
(e)    defend and protect the Company’s and its Affiliates properties and assets from infringement or usurpation;
(f)    perform all of the Company’s or its Affiliates’ obligations under all Contracts relating to or affecting the Company’s or its Affiliates’ properties, assets or business;
(g)    maintain the Company’s Books and Records in accordance with past practice;
(h)    comply in all material respects with all applicable Laws;
(i)    not take or permit any action that would cause any of the changes, events or conditions described in Section 3.8 to occur; and
(j)    not sell any Inventory except in the ordinary course of business consistent with past practice; and
(k)    not enter into any Material Contracts in excess of $100,000.
Section 5.2    Insurance Policies.
(a)    For a period of five (5) years following the Closing (the “Claims Period”), Purchaser shall be allowed to make claims under any of the insurance policies that provide occurrence-based coverage for the Seller, its Affiliates, the Business, or the Purchased Assets (the “Available Insurance Policies”) with respect to any claims, acts, omissions, events, circumstances, occurrences or losses in respect of the Business or Purchased Assets occurring, arising or accruing prior to the Closing Date. During the Claims Period, and thereafter until all claims made under the Available Insurance Policies pursuant to this Section 5.2 have been finally resolved, the Seller shall (i) add Purchaser as an additional insured party on the Available Insurance Policies, (ii) keep the Available Insurance Policies, or comparable replacements therefor (which shall be considered Available Insurance Policies hereunder) in full force and effect to cover claims, acts, omissions, events, circumstances, occurrences or losses in respect of the Business, and (iii) not take any action that would impair the ability of Purchaser to make claims thereunder or to obtain the benefits afforded them thereby; provided, however, that under no circumstance shall any Seller Party be obligated to incur out-of-pocket costs related to the foregoing in excess of such costs that are de-minimis in nature. Seller and its Affiliates shall reasonably cooperate with and use commercially reasonable efforts to assist Purchaser in either directly making claims or seeking coverage under the Available Insurance Policies by means of claims made on their behalf by Seller or other Affiliates of Seller under such Available Insurance Policies upon reasonable request and reasonable grounds, promptly provide to Purchaser true, correct copies of any replacement Available Insurance Policy; provided, however, that under no circumstance shall Seller be obligated to incur out-of-pocket costs related to the foregoing in excess of such costs that are de-minimis in nature.
Section 5.3    Certain Tax Matters.
(a)    Tax Indemnification. Except in each case to the extent such Taxes were included in the calculation of Closing Indebtedness, Closing Working Capital, or Transaction Expenses, in each case, as

Exhibit 2.1

finally determined pursuant to Section 2.7 or otherwise paid over to Seller in accordance with this Agreement, any and all, Seller shall pay or cause to be paid, and shall indemnify Purchaser and its Affiliates (collectively, the “Purchaser Tax Indemnified Parties”) and hold each Purchaser Tax Indemnified Party harmless from and against, without duplication, (i) Excluded Taxes; (ii) any Taxes attributable to any breach by Seller of any covenant or agreement of Seller contained in this Agreement or inaccuracy in any representation or warranty made in Section 3.18; (iii) any Taxes for which Seller is responsible under Section 5.3(e) and (iv) reasonable out-of-pocket fees and expenses attributable to any item described in clauses (i) to (iv).
(b)    Tax Returns.
(i)    Seller shall, at its expense, prepare, or cause to be prepared by its Affiliates (as applicable), and file when due all income Tax Returns with respect to the Business and the Purchased Assets for Pre-Closing Tax Periods. Seller shall pay (or cause to be paid) any Taxes due in respect of such Tax Returns.
(ii)    Except for the Tax Returns described in Section 5.3(b)(i), Purchaser shall prepare, or cause to be prepared, and file, or cause to be filed, when due, all Tax Returns required to be filed with respect to the Business and the Purchased Assets and shall pay (or cause to be paid) any Taxes due in respect of such Tax Returns.
(c)    Straddle Period Allocation. In the case of any Straddle Period, (i) property, ad valorem, and similar Taxes of the Company charged on a periodic basis allocable to the pre-Closing portion of such Straddle Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that include or precede the Closing Date, and the denominator of which is the number of days in the entire Straddle Period; and (ii) Taxes other than Taxes described in clause (i) above of the Company, if any, allocable to the pre-Closing portion of such Straddle Period shall be computed as if such taxable period ended as of the end of the day of the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of calendar days in each period.
(d)    Tax Contest. If a Party, or an affiliate of such Party, receives written communication from a Taxing Authority concerning any pending or threatened audit, claim, demand, proposed adjustment or deficiency, assessment or administrative or judicial proceeding with respect to the Business, the Purchased Assets, or the Assumed Liabilities for a Pre-Closing Tax Period or portion thereof (a “Tax Claim”), then the Party to this Agreement first receiving notice of such Tax Claim promptly shall provide written notice thereof to the other Party to this Agreement; provided, however, that the failure of such Party to give such prompt notice shall not relieve the other Party of any of its obligations under Section 5.2(a) hereof, except to the extent that the other Party is actually prejudiced as a result of such failure. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from the Tax Authority. Seller, at its own expense, shall have the right to control any such Tax Claim, provided, however, that, with respect to any Seller controlled Tax Claim which may give rise to additional Tax liability or loss of any Tax attribute with respect to the Purchased Assets or the Business following the Closing Date, (i) Purchaser shall have the right to participate, at its own expense, in any such Tax Claim, (ii) Seller shall consider in good faith any reasonable comments of Purchaser with respect to the conduct of such Tax Claim, (iii) Seller shall keep Purchaser reasonably informed of the status of such matter (including providing

Exhibit 2.1

Purchaser with copies of all material written correspondence with a Tax authority regarding such matter) and (iv) Seller shall not settle or compromise any such Tax Claim without the prior consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Purchaser shall have the right to control all Tax Claims that Seller opts not to control; provided, however, that, notwithstanding the immediately foregoing, without Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed), Purchaser shall not settle or compromise any such Tax Claim if such settlement or compromise to the extent it would result in any Excluded Taxes or increase Intermediate Parent’s or Company’s tax liability for any Pre-Closing Tax Period of Intermediate Parent or Company.
(e)    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees incurred in connection with the transactions contemplated by this Agreement (including the costs of preparing and filing any Tax Returns related to such Taxes and any real property transfer Tax and any similar Tax) (collectively “Transfer Taxes”) shall be fully borne by Seller when due. The Party responsible under applicable Law to file Tax Returns with respect to Transfer Taxes shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and fees, and, if required by applicable Law, the other Party will, and will cause its respective Affiliates to, join in the execution of any such Tax Returns and other documentation. Purchaser and Seller each agree to timely sign and deliver (or to cause to be timely signed and delivered) such certificates or forms as may be necessary or appropriate and otherwise to cooperate to establish any available exemption from (or otherwise reduce) any such Transfer Taxes in accordance with applicable Law.
(f)    Cooperation. Each of Seller and Purchaser shall (and shall cause their respective Affiliates to) (i) assist the other Party, as may be reasonably requested, in connection with (A) preparing and filing any material Tax Returns which such other Party is responsible for preparing and filing in accordance with Section 5.2(a) and (B) any audit, examination or proceeding with respect to the Company, and (ii) retain (and provide the other Party and its Affiliates with reasonable access to) all records or information which are reasonably relevant to such Tax Returns, audit, examination or proceeding; provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the Parties and provided that the Party requesting assistance shall reimburse the other Party’s reasonable costs and expenses in providing such assistance; provided further that neither Intermediate Parent nor Company shall be required to provide to Purchaser or any of its Affiliates any copies of Tax Returns of the Company or Intermediate Parent.
(g)    Post-Closing Actions. Notwithstanding anything herein to the contrary, Purchaser shall not, in each case without the prior written consent of Seller (i) take any action with respect to the Purchased Assets or Business after the Effective Time on the Closing Date outside the ordinary course of business that could affect Intermediate Parent, Company or their Affiliate’s Taxes related to the ownership of the Purchased Assets or Business; (ii) initiate discussions or examinations with a Taxing Authority with respect to Taxes of the Purchased Assets or Business for Pre-Closing Tax Periods, or (iii) make any voluntary disclosures or Tax elections with respect to Taxes of the Purchased Assets or Business for Pre-Closing Tax Periods, in each case other than as required by Applicable Law and only to the extent such action would result in any Excluded Taxes or increase Intermediate Parent’s or Company’s tax liability for any Pre-Closing Tax Period, or any tax period ending on and including the Closing Date, of Intermediate Parent or Company.
(h)    Refunds and Credits. Any refunds or credits of Taxes attributable to a Pre-Closing Tax Period shall be for the account of Intermediate Parent, the Company, and its Affiliates. To the extent such refund is received, or credit is applied, after the Closing Date, Purchaser shall promptly pay to Seller, such amounts, together with any interest received thereon from the applicable Tax authority, or, if the

Exhibit 2.1

amount cannot be refunded, the amount credited against a Tax for a taxable period after the Closing Date, net of any reasonable, related fees, actually paid cash Taxes or expenses incurred by Purchaser in obtaining such refund or credit. To the extent any such refund or credit has been paid to Seller and is later reduced by or required to be repaid to the applicable Governmental Entity, the amount of any such reduction or repayment shall be promptly repaid by Seller to Purchaser.
(i)    Tax Treatment. Any payments made pursuant to this Section 5.3 shall be treated for Tax purposes as adjustments to the Purchase Price.
(j)    Survival. The covenants under this Section 5.3 shall survive until sixty (60) days after the expiration of any applicable statute of limitations (including any extension thereof).
(k)    Overlap. To the extent of any inconsistency between this Section 5.3 and any other provision of this Agreement, this Section 5.3 shall control as to Tax matters.
Section 5.4    Employment Matters.
(a)    Seller shall terminate the employment of all Business Employees immediately prior to the Closing and shall make such terminated employees available for employment by Purchaser from and after the Closing. Purchaser shall offer employment to commence effective as of the Closing to all or substantially all Business Employees set forth on Schedule 5.4(a) on terms substantially similar, in the aggregate, that such employees were entitled to immediately prior to Closing Date with regard to compensation, benefits, perquisites and other terms and any other employment conditions or obligations (“Transferred Employees”), [***]; and, provided that, Purchaser may change the terms and conditions of any Transferred Employee’s employment, or may terminate any Transferred Employee, at any time after Closing. An offer of employment from Purchaser does not guarantee any Transferred Employee continued employment for any definite period of time. [***] Any and all liabilities in existence prior to or as of the Closing, or that arise at or after the Closing and are based on events, acts, omissions, conditions or any other state of facts first occurring prior to or otherwise existing as of the Closing associated with the Business Employees (including Transferred Employees and employees that are not offered employment by Purchaser (if any), or employees that do not accept employment with Purchaser), in each case are Excluded Liabilities, which Excluded Liabilities shall include all liabilities with respect to such employees for all wages, salary, bonuses (whether accrued or otherwise), other compensation, profit sharing payments, accrued paid time off and vacation and sick days, employee benefits, supplemental employee benefits, payroll Taxes, discrimination, worker’s compensation and other claims, and all other liabilities attributable to or related to such employees’ employment with Seller through and including the Closing Date. Purchaser shall have obligations only with respect to Transferred Employees who accept employment with Purchaser and then only with respect to such Transferred Employees’ employment with Purchaser from and after the Closing. Nothing in this Agreement shall confer upon any employee, officer, director or consultant of Seller or Purchaser or any of their respective Affiliates any right to continue in the employ or service of Seller, Purchaser or any of their respective Affiliates. Purchaser shall not have any obligation to pay compensation (including wages, benefits, bonuses (including any sale, change-of-control, retention or similar bonuses, compensation or payments in connection with the transactions contemplated hereby), accrued vacation or paid time off, profit sharing payments, workers’ compensation, severance, retention, termination, indemnification, advancements and other payments) earned by or owed to the Business Employees prior to the Closing Date as required under applicable Laws or Contracts (including any collective bargaining agreements or Employment Agreements), including the obligation to directly pay the compensation, benefits, perquisites and other terms and conditions that such employees were entitled to receive from Seller or Company immediately

Exhibit 2.1

prior to the Closing Date or upon their termination; provided, however, that Purchaser shall provide credit for Transferred Employees’ periods of service with Seller for purposes of determining their paid time off entitlement, their seniority under any applicable collective bargaining agreement and determining eligibility and vesting for other employee benefits which Transferred Employees will be eligible to receive from Purchaser following the Closing Date.
(b)    For avoidance of doubt, Transferred Employees, under any circumstance, will be hired only upon satisfactory completion of all new hire paperwork provided by Purchaser, including I-9 verification.
(c)     Immediately following the date hereof, Purchaser may communicate with the USW regarding those Business Employees for whom the USW currently serves as exclusive bargaining representative without the prior authorization of Seller. [***]
(d)    This Section 5.4 shall be binding upon and inure solely to the benefit of each of the Parties, and nothing in this Section 5.4, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.4 as a third-party beneficiary or otherwise. Nothing contained herein, express or implied, shall be construed to establish, amend, modify or create any Benefit Plan, program, agreement or arrangement and the Parties acknowledge and agree that the terms set forth in this Section 5.4 shall not create any right in any Company Employee or any other Person.
Section 5.5    Receivables. From and after the Closing, if either Company or Intermediate Parent or any of their Affiliates receives or collects any funds relating to any Accounts Receivable or any other Purchased Asset, then such Party or its Affiliate shall remit such funds to Purchaser on the first Monday after its receipt thereof. From and after the Closing, if Purchaser or its Affiliate receives or collects any funds relating to any Excluded Asset, Purchaser or its Affiliate shall remit any such funds to the Seller on the first Monday after its receipt thereof. With regards to this Section 5.5, if Monday is a federal holiday observed by the United States government, the remittance of funds shall occur on the Tuesday immediately following the Monday holiday.
Section 5.6    Consents and Governmental Authorizations. With respect to those Consents or Government Authorizations identified on Schedule 5.6, each Party shall, as promptly as possible, use its commercially reasonable efforts to obtain or cause to be obtained such Consents and Governmental Authorizations. Each Party shall cooperate fully with the other Parties and their Affiliates in promptly seeking to obtain all such Consents and Governmental Authorizations and no Party will take any action that could have the effect of delaying, impairing or impeding the receipt thereof. If requested by Purchaser, Company or the Intermediate Parent shall notify all of the Taxing Authorities in the jurisdictions that impose Taxes on the Company or where the Company or the Intermediate Parent on behalf of the Business has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such Taxing Authorities, unless such requirement for notification or obtaining a tax clearance certificate (a “Tax Clearance Certificate”) is expressly waived by Purchaser. If the failure to make such notifications or receive any available Tax Clearance Certificate could subject the Purchaser to any Taxes of Company or Intermediate Parent on behalf of the Business in connection with the Transaction. If any Taxing Authority asserts that the Company or Intermediate Parent on behalf of the Business is liable for any Tax, Seller shall promptly pay any and all such amounts and shall provide evidence to the Purchaser that such liabilities have been paid in full or otherwise satisfied.

Exhibit 2.1

Section 5.7    Public Announcements. From and after the date hereof, none of Seller, Purchaser or any of their respective Representatives shall issue or cause the publication of any press release or public announcement related to this Agreement or the Transactions without the joint approval of Purchaser and the Seller. Notwithstanding the foregoing, any Party that is subject to disclosure requirements under the Securities Exchange Act of 1934 or similar applicable Laws in the US or Taiwan shall have the right to make the final determination about its required disclosures and may disclose as such Party deems necessary and appropriate to comply with Applicable Laws in such Party’s sole discretion and may make such disclosure without first providing copies to any other Person hereunder.
Section 5.8    Books and Records.
(a)    After the Closing Date, Purchaser and Company shall agree that they each shall preserve and keep the records held by their respective Affiliates relating to the Business and for a period of three (3) years from the Closing Date and shall make such records and personnel available to the other Party as may be reasonably required in connection with, among other things, any insurance claims by, Legal Proceedings or Tax audits or government investigations or in order to enable the Parties to comply with their obligations under this Agreement and the Transaction Documents. Such availability shall include reasonable access upon reasonable advance notice to Purchaser, subject to restrictions under applicable Law, to the Books and Records transferred to Purchaser to the extent necessary for the preparation of financial statements, regulatory filings or Tax Returns of Seller or its Affiliates in respect of periods ending on or prior to Closing, or in connection with any Legal Proceedings during such period.
(b)    Neither Purchaser nor its Affiliates shall be required to provide any access or information to Seller or its representatives (i) in the event of any actual or threatened proceeding or dispute brought by Seller or its Affiliates against Purchaser or by Purchaser or its Affiliates against Seller under or arising out of this Agreement or (ii) which Purchaser reasonably believes it or its Affiliates are prohibited from providing to Seller, the Intermediate Parent or their respective representatives by reason of applicable Law, which, for the avoidance of doubt, (A) constitutes access to information protected by attorney-client privilege or which the Company is required to keep confidential or (B) by reason of a contract with a third party or which would otherwise expose Purchaser or any of its Affiliates to a material risk of Liability.
(c)    Within thirty (30) days after the Closing Date, Seller shall deliver to Purchaser an electronic copy of the virtual Data Room and all documents and information made available to Purchaser therein, as well as provide access to copies of all Books and Records.
Section 5.9    Transition Services Agreement. At Closing, the Company, the Intermediate Parent, Parent, and Purchaser shall execute the Transition Services Agreement effective as of the Closing Date for Seller to provide the services set forth therein to Purchaser for the periods set forth therein (subject to reasonable extensions) following the Closing in accordance with the terms and conditions of such agreement.
Section 5.10    Restrictive Covenants. In consideration of the mutual covenants provided for herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:
(a)    Company and Intermediate Parent on their own behalf and on behalf of each of their subsidiaries (other than the Company) (each, a “Restricted Person”), hereby agrees that for the five (5)-year period from and after the Closing (the “Restricted Period”), such Restricted Person shall not, without the prior written consent of Purchaser, directly or indirectly, or as agent or employee of, or on behalf of,

Exhibit 2.1

or in conjunction with any Person, or as an employee or as a partner of any partnership, or as a shareholder, officer or director of any corporation or as a member of any limited liability company, or in any other manner or capacity, own, manage, engage in, operate, control, work for, assist, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that engages in the Business anywhere in the world. Notwithstanding the foregoing, the following activities shall not constitute a breach of this Section 5.10(a): ownership by a Restricted Person, as a passive investment, in the aggregate of less than two percent (2%) of the outstanding shares or other equity interests of capital stock of any corporation or other entity listed on a national securities exchange or publicly traded on any nationally recognized over-the-counter market. In addition, Purchaser acknowledges and agrees that Intermediate Parent and its subsidiaries are and will remain actively engaged in the production and distribution of industrial tubular products including stainless steel tube at its ASTI facility located in North Carolina (such business not including the Business, the “Unrestricted Business”) and Purchaser acknowledges and agrees that the conduct of the Unrestricted Business shall not constitute a breach of this Section 5.10(a).
(b)    During the Restricted Period, each Restricted Person shall not on behalf of such Restricted Person, entice, encourage, cause or invite any vendor, customer or client to (i) discontinue doing business relating to the Business with Company, Purchaser or any of their respective Affiliates, (ii) interfere with the relationships relating to the Business between Company, Purchaser or their respective Affiliates and any vendor, customer or client, or (iii) purchase any products relating to the Business other than from Company, Purchaser or any of their respective Affiliates. During the Restricted Period, Restrictive Persons shall refer all customer inquiries with respect to the Business to the Company. Purchaser acknowledges and agrees that Intermediate Parent and its subsidiaries are and will remain actively engaged in the Unrestricted Business and in such capacity does business with vendors, customers and clients of the Company and Purchaser acknowledges and agrees that the conduct of the Unrestricted Business with any such vendors, customers and clients shall not constitute a breach of this Section 5.10(b).
(c)    During the Restricted Period, no Restricted Person shall on behalf of such Restricted Person, in any manner take or cause to be taken any action which is designed or intended to discourage any vendor or other business relations of the Company and relating to the Business from maintaining the same business relationship with the Company relating to the Business after the Closing as was maintained with the Company prior to the Closing. Purchaser acknowledges and agrees that Intermediate Parent and its subsidiaries are and will remain actively engaged in the Unrestricted Business and in such capacity do business with vendors and other business relations of the Company and Purchaser acknowledges and agrees that the conduct of the Unrestricted Business with any such vendors or other business relations shall not constitute a breach of this Section 5.10(c).
(d)    During the Restricted Period, no Restricted Person shall, directly or indirectly, on behalf of any other Person, solicit to employ, hire or employ (or engage as an independent contractor) any Person who was employed by the Company as of the Closing Date or at any time during the six (6)-month period preceding the Closing Date.
(e)    Each Restricted Person agrees that during the Restricted Period such Restricted Person shall not disparage the Company, Purchaser or any of their respective officers, directors, shareholders, members or employee in any matter likely to be harmful to such Person or his, her or its personal or business reputation with respect to the Business; provided, that the foregoing shall not prohibit any Person from (i) responding accurately and fully to any question, inquiry, or request for information required by

Exhibit 2.1

legal or administrative process, and (ii) enforcing such Person’s rights under, or defending such Person against claims under, the Transaction Documents.
(f)    From and after the Closing and until the expiration of the Restricted Period, Restricted Persons shall keep secret and retain in strictest confidence, and shall not use, directly or indirectly, for the benefit of themselves or others, any non-public, confidential and proprietary information relating to the Business, including know how, trade secrets, customer lists, supplier lists, details of consultant and employment Contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, technical processes, designs and design projects, specifications, processes, inventions, software, source codes, object codes, systems documentation and research projects and other business affairs of the Company with respect to the Business (collectively, “Confidential Information”) and shall not disclose such Confidential Information to any other Person (other than such Restricted Person’s professional advisors, agents and representatives who have a reasonable need to know and are informed of the confidential nature of the Confidential Information and are directed to comply with the confidentiality obligations of this Section 5.10(f)); provided, that this covenant shall not apply to any information (i) which is or becomes generally available to the public other than as a result of disclosure in violation of this Section 5.10(f), (ii) that is required to be disclosed in any Law, in which case the applicable Restricted Person shall provide Purchaser with reasonably prompt notice of such required disclosure (to the extent permitted to do so by applicable Law) so that Purchaser may seek to obtain a protective order or other reasonable assurance that such disclosure shall be treated confidentially (at Purchaser’s sole cost and expense), (iii) that is lawfully acquired by any such Restricted Period, from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, or (iv) that is independently developed by such Restricted Party following the Closing without reference to or the use of any Confidential Information. Notwithstanding anything to the contrary contained herein, nothing in this Section 5.10(f) shall prohibit any Restricted Person from using Confidential Information to the extent necessary to enforce the Restricted Person’s rights under, or other Person’s obligations under, any Transaction Document. Purchaser acknowledges and agrees that Intermediate Parent and its subsidiaries are and will remain actively engaged in the Unrestricted Business and in such capacity does business with customers, suppliers and vendors of the Company and Purchaser acknowledges and agrees that the conduct of the Unrestricted Business including any business conducted with such customers, suppliers and vendors shall not constitute a breach of this Section 5.10(f).
(g)    The Parties acknowledge and agree that the amount of actual damages suffered by a non-breaching Party(s) in the event of an actual or threatened breach of this Section 5.10 may be difficult or impossible to accurately calculate and there may not be an adequate remedy at Law available to the non-breaching Party to fully compensate the non-breaching Party(s) in the event of such an actual or threatened breach. Consequently, the Parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Section 5.10, the non-breaching Party and its successors and assigns shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), and neither the breaching Party nor any of their Affiliates will oppose the granting of any such relief on the ground(s) that the non-breaching Party has an adequate remedy at Law, has not proven actual damages, and/or should be required to post a bond or other security.
(h)    If any provision contained in this Section 5.10, will for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Section 5.10, but this Section 5.10 will be construed as if such invalid, illegal or

Exhibit 2.1

unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained in this Section 5.10 is held to cover a geographic area or to be of a length of time that is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision will not be construed to be null, void and of no effect; instead, the Parties agree that a court of competent jurisdiction will construe, interpret, reform or judicially modify this Section 5.10 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as will be valid and enforceable under such applicable Law.
(i)    Each Restricted Person expressly acknowledges and agrees that (i) each of the restrictions contained in this Section 5.10 is reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect Purchaser’s interest in, and value of, Company (including the goodwill inherent therein), (ii) Restricted Persons are selling to Purchaser their interest in Company, including its goodwill, through this Agreement and (iii) Purchaser would not have entered into this Agreement or consummated the Transactions without the restrictions contained in this Section 5.10.
(j)    Purchaser acknowledges and agrees that only the Company and its subsidiaries shall constitute Restricted Persons under this Section 5.10. In no event shall any shareholder or any other Affiliate of the Company constitute a Restricted Person hereunder.
Section 5.11    Use of Name. Not later than thirty (30) Business Days following the Closing, the Intermediate Parent and Company shall cause the governing documents of Company to be amended to change the name of such entity from “Bristol Metals, LLC” to a substantially dissimilar name. Following the Closing, Company shall immediately cease to use or do business under, and cease to allow any Affiliate of Company to use or do business under, the names “Bristol Metals”, “Brismet” or any other name that, in the reasonable judgment of the Purchaser, is similar to “Bristol Metals” or “Brismet.” Company shall not use such names for any purpose related to or similar to the Business or the Purchased Assets or in any other manner restricted by this Section 5.11. Notwithstanding the foregoing, however, Company and its Affiliates may continue to use the name “Bristol Metals” for the sole and limited purpose of selling the Munhall, Pennsylvania facility; provided, that Company or its Affiliate, including Parent, shall include or cause to be included in any purchase and sale agreement for such facility to contain a covenant causing the purchaser to change and/or remove the name or any reference to “Bristol Metals” as soon as reasonably possible following the closing of such sale. In addition, Purchaser may continue to use the name “Ascent Tubular” for up to three (3) years following Closing for the limited purposes of (a) selling existing Inventory branded with the “Ascent Tubular” name prior to Closing and (b) manufacturing and selling (or agreeing to manufacture and/or sell) Inventory following Closing until Purchaser is able to register Purchaser’s names on the Approved Manufacturer Lists. For the avoidance of doubt, Company and its Affiliates shall continue to own and use the name “Ascent Tubular” for any purpose, including any commercial purpose, at all times from and after the Closing.
Section 5.12    Nonassignable Assets. If any Purchased Asset or Assumed Liability cannot, by its terms or applicable Law, be assigned, transferred or conveyed without the consent of a third party or a Governmental Entity or is cancelable by a third party in the event of an assignment (“Nonassignable Assets”) and such consent has not been obtained prior to Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery thereof unless and until such consent shall have been obtained. Seller, at its expense, shall use its reasonable best efforts to cooperate with Purchaser between the date hereof and the Closing Date and following the Closing Date in endeavoring to obtain such consents promptly. To the extent permitted by

Exhibit 2.1

applicable Law and the terms of the Nonassignable Assets, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, between the date hereof and the Closing Date, and as of and from the Closing Date, by Seller in trust for Purchaser and the covenants and obligations thereunder shall be performed by Purchaser in Seller’s name, Purchaser shall bear all expenses related thereto, and all benefits and obligations existing thereunder shall be for Purchaser’s account. Seller shall take or cause to be taken at Purchaser’s expense such actions in its name or otherwise as Purchaser may reasonably request in writing to provide Purchaser with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets. Seller shall promptly pay over to Purchaser all money or other consideration received by it in respect of all Nonassignable Assets. As of and from the Closing Date, Seller authorizes Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Purchaser’s expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoint Purchaser their attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate’s behalf with respect thereto, and Purchaser agrees to indemnify and hold Seller and its Affiliates, agents, successors and assigns harmless from and against any and all liabilities and Losses based upon, arising out of or relating to Purchaser’s performance of, or failure to perform, such obligations under the Nonassignable Assets.
Section 5.13    Further Assurances. Subject to the terms and conditions of this Agreement, between the date hereof and the Closing, and at any time following the Closing, at a Party’s request and without further consideration, the other Parties shall execute and deliver to such requesting Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as such Party may reasonably request in order to consummate the Transactions.
Section 5.14    Notice of Certain Events.
(a)    From the date hereof until the Closing, the Company and Intermediate Parent shall promptly notify Purchaser in writing of:
(i)    any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company or the Intermediate Parent hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.2 to be satisfied;
(ii)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(iii)    any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and
(iv)    any Legal Proceedings commenced or, to the Company’s Knowledge, threatened against, relating to or involving or otherwise affecting the Seller or the Intermediate Parent that, if pending on the date of this Agreement, would have been

Exhibit 2.1

required to have been disclosed pursuant to Section 3.9 or Section 3.18 or that relates to the consummation of the transactions contemplated by this Agreement.
(b)    Purchaser’s receipt of information pursuant to this Section 5.14 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company or the Intermediate Parent in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules.
Section 5.15    Assignment of Warranties. At Closing, Seller shall assign all supplier and manufacturer warranties regarding the Purchased Assets to Purchaser, including any such warranties on the Equipment and raw material Inventory.
Section 5.16    Product Warranty Claims. If, following the Closing, Purchaser receives a claim from any of its customers or any of the former customers of the Company that any of the Purchased Assets or any other goods manufactured or sold by the Company (or Intermediate Parent, on behalf of the Company) prior to the Closing contain or suffer from any non-compliance with the terms or specifications of the purchase order or contract or makes any other warranty claim and, that as a result thereof, said customer has elected to either (i) reject the goods manufactured or sold by the Company (or Intermediate Parent, on behalf of the Company), or (ii) claim a full or partial credit for the cost of such goods against any amounts owed to the Purchaser, then Purchaser promptly shall notify the Company and Intermediate Parent of such claim. Upon receipt of such notification, Seller shall have ten (10) days in which to determine whether to accept or reject each product warranty claim. If a product warranty claim is rejected by the Seller on commercially reasonable grounds, then Purchaser may resolve such product warranty claim in any manner that Purchaser deems necessary and appropriate under the circumstances and, to the extent that the relevant customer should obtain a valid and enforceable order from a court of competent jurisdiction confirming that the claim is grounded and ordering Purchaser to pay the customer to satisfy such product warranty, then Purchaser may seek to recover its reasonable costs and expenses from Seller under and pursuant to the terms of Article VI of this Agreement. If Seller elects to accept any product warranty claims made by customers following the Closing, then Seller shall assist Purchaser in the resolution of such product warranty claims as follows: Seller may elect to either (x) pay the customer for the product plus freight in exchange for returned product, if any, or (y) request that Purchaser repair, remanufacture or replace the product and reimburse Purchaser for Purchaser’s actual costs (including depreciation costs, if any, and freight) in remanufacturing, repairing or replacing the product, less a credit for the amount of returned product based upon market value. In such a case, the Parties shall act in good faith to reach an agreement on the amount due by the Seller and the Seller shall make any such agreed reimbursement to Purchaser within five (5) Business Days following the date of such agreement.
Section 5.17    Accounts Receivable. The Accounts Receivable are as reflected on the Estimated Closing Statement. For a period of ninety (90) days after the Closing, Purchaser will use commercially reasonable efforts to collect the Accounts Receivable. Such efforts shall not require Purchaser to employ commercial collection agencies or file suit. Unless otherwise explicitly directed by a customer, all Accounts Receivable payments received by Purchaser during the 90-day period shall be applied to the appropriate customer’s oldest invoice(s) first. Within fifteen (15) days following expiration of the 90-day period following the Closing, Purchaser shall provide to Seller a list of Accounts Receivable for which Purchaser has not received a full payment (the “Uncollected Accounts Receivable”). Within fifteen (15) days following receipt of the list of Uncollected Accounts Receivable, Seller, or Parent, on Seller’s behalf, shall pay to Purchaser, by wire transfer of immediately available funds, the amount, if any, by which the Uncollected Accounts Receivable exceed the reserve for doubtful or uncollectible accounts in the calculation on the Statement of Closing Date Working Capital. If Seller,

Exhibit 2.1

or Parent, on Seller’s behalf, fails to make such payment within such 15-day period, Purchaser shall be entitled, in addition to any other remedy, to seek indemnification under Article VI of this Agreement and/or to set off the amount of the Uncollected Accounts Receivable from any payment(s) due to Seller or Intermediate Parent pursuant to the TSA. Seller agrees to promptly forward to Purchaser any and all payment for any Accounts Receivable received by Seller during such 90-day period following the Closing. After the conclusion of the 90-day period, should Purchaser collect any of the Uncollected Accounts Receivable, Purchaser shall remit any such Uncollected Accounts Receivables to Seller and Purchaser will assign any of the Uncollected Accounts Receivable to Seller at Seller’s request.
Section 5.18    [***].
ARTICLE VI
INDEMNIFICATION
Section 6.1    Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and remain operative and in full force and effect for a period of eighteen (18) months after the Closing Date; provided that (i) the Fundamental Representations shall survive for the applicable statute of limitations plus sixty (60) days, (ii) the representations and warranties set forth in Section 3.7(c) (Accounts Receivable) and the covenants set forth in Section 5.17 (Accounts Receivable) shall survive for one (1) year, (iii) the representations and warranties set forth in Section 3.16 (Environmental Matters) shall survive for the applicable statute of limitations plus sixty (60) days, (iv) the representations and warranties set forth in Section 3.18 (Taxes) shall survive for the applicable statute of limitations plus sixty (60) days, and (v) the representations and warranties set forth in Section 3.22 (Product Warranty; Product Liability) shall survive for one (1) year. All covenants and agreements of the Parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. In accordance with the foregoing, no claim for indemnification in accordance with the terms of this Agreement (an “Indemnification Claim”) may be asserted against an Indemnifying Party unless written notice of such Indemnification Claim is provided to such Indemnifying Party describing in reasonable detail the facts and circumstances with respect to the subject matter of such Indemnification Claim on or prior to the date on which the representation, warranty, covenant or agreement on which such Indemnification Claim is based ceases to survive as set forth in this Section 6.1.  Notwithstanding the foregoing, any Indemnification Claim asserted in good faith and in writing (stating the nature of the claim, the identity of the underlying claimants, if applicable, an estimated amount of the claim, if known, and the basis for the claim) on or before the applicable expiration period set forth in this Section 6.1 shall not thereafter be barred by the expiration of the relevant representation or warrant and shall survive until resolved or judicially determined.  The Parties acknowledge and agree that with respect to any Indemnification Claim that is permitted pursuant to the terms of this Agreement, the survival periods set forth and agreed to in this Section 6.1 shall govern when any such Indemnification Claim may be brought and shall replace and supersede any statute of limitations that may otherwise be applicable.
Section 6.2    Indemnification by Seller. Subject to the terms and conditions of this Article VI, from and after the Closing, Seller and Parent, jointly and severally, shall indemnify, defend, protect and hold harmless, and pay on behalf of or reimburse, the Purchaser Indemnitees for, from and against any and all Losses to the extent sustained or incurred by, or imposed upon, the Purchaser Indemnitees based on, arising out of, or with respect to or as a result of:
(a)    any inaccuracy in or breach of any of the representations or warranties of the Seller or Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the

Exhibit 2.1

Seller or the Intermediate Parent pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);
(b)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Seller or the Intermediate Parent pursuant to this Agreement or in any other Transaction Documents, certificate or instrument delivered by or on behalf of the Seller or the Intermediate Parent pursuant to this Agreement;
(c)    any Closing Indebtedness, to the extent not included in Estimated Indebtedness, or otherwise included in the calculation of the Post-Closing Adjustment;
(d)    any Excluded Asset or Excluded Liability (other than Excluded Taxes); or
(e)    any of the matters set forth on Schedule 6.2.
Section 6.3    Indemnification by Purchaser. Subject to the terms and conditions of this Article VI, from and after the Closing, Purchaser shall indemnify, defend, protect and hold harmless the Seller Indemnitees for, from and against any and all Losses sustained or incurred by the Seller Indemnitees to the extent arising out of:
(a)     any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement or in any other Transaction Documents, certificate or instrument delivered by or on behalf of Purchaser pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or
(b)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or in any other Transaction Documents, certificate or instrument delivered by or on behalf of Purchaser pursuant to this Agreement.
Section 6.4    Limitations on Indemnification. Notwithstanding any provision in this Agreement to the contrary, except in the case of fraud or intentional misconduct, the indemnification obligations of Seller and Purchaser set forth in Section 6.2(a) and (b) and Section 6.3(a) and (b) shall be subject to the following:
(a)     The Seller shall not be liable to the Purchaser Indemnitees under Section 6.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.2(a) exceeds $450,000 (the “Basket”), and in such event, the Seller shall only be liable for Losses to the extent such Losses exceed the Basket. Notwithstanding the foregoing, the Basket shall not apply to breaches of the Company Fundamental Representations or Section 3.18 (Taxes), or breaches (including non-performance) with respect to Sections 6.2(b) – (e). The Seller’s aggregate maximum Liability to the Purchaser Indemnitees under Section 6.2(a) shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000) (the “Cap”); [***].
(b)    Purchaser shall not be liable to the Seller Indemnitees for indemnification under Section 6.3(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.3(a) exceeds the Basket, and in such event, the Purchaser shall be liable only for the amount of such Losses in excess

Exhibit 2.1

of the Basket. The aggregate amount of all Losses for which Purchaser shall be liable pursuant to Section 6.3(a) or Section 6.3(b) shall not exceed the Cap; provided that the Purchaser’s aggregate maximum Liability to the Seller Indemnitees for any inaccuracy in or breach of any of the Purchaser Fundamental Representations shall not exceed the Purchase Price.
(c)    Notwithstanding the foregoing, the limitations set forth in Section 6.4(a) and Section 6.4(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of Section 5.3(a) or Sections 6.2(c) – (e), which, for the avoidance of doubt, shall not be subject to the Basket or Cap and shall be indemnified on a dollar-for-dollar basis.
(d)    Notwithstanding anything in this Agreement to the contrary, if any representation and warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement is qualified by materiality, such qualification will be ignored and deemed not included in such representation and warranty for purposes of calculating the amount of Losses resulting from, arising out of, or relating to such breach or inaccuracy.
(e)    Each Indemnified Party shall take, and cause their Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to such Loss.
(f)    Notwithstanding anything in this Agreement to the contrary, it is intended that the provisions of this Article VI will not result in a duplicative payment of any amount required to be paid under this Agreement or reflected in the Final Closing Statement and this Article VI shall be construed accordingly. The Indemnified Party shall not be indemnified for the same Loss more than once under this Agreement, even if a claim for indemnification in respect of such Loss has been made as a result of a breach of more than one representation, warranty or covenant contained in this Agreement.
(g)    Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, none of the limitations on indemnification set forth in this Section 6.4 shall apply to any Indemnification Claims based on fraud or intentional misconduct.
(h)    For the avoidance of doubt, claims arising out of or related solely to Purchaser’s operation of the Business on or after the Closing Date are the responsibility of Purchaser.
(i)    Further notwithstanding anything in this Agreement to the contrary, no indemnification claim may be brought with respect to any Loss resulting from a breach, act, omission or event that was specifically disclosed as an exception to a particular representation or warranty on the Disclosure Schedules.
(j)    The terms of Section 3.16(i) shall not limit the indemnification obligations of Seller pursuant to Section 6.2(e).
Section 6.5    Procedures for Third Party Claims.
(a)    If an Indemnified Party receives notice of any actual, asserted or threatened claim made or brought by any Person who is not a Party to this Agreement, or an Affiliate of a Party to this Agreement, or a Representative of the foregoing, against such Indemnified Party with respect to which the Indemnifying Party is or may be obligated to provide indemnification under this Agreement (a “Third Party Claim”), the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof (a “Claim Notice”); provided that the failure to give such Claim Notice shall not relieve the

Exhibit 2.1

Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party has been materially prejudiced thereby of limitations for the claim. Such Claim Notice shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount of the Loss that has been or may be sustained by the Indemnified Party.
(b)    The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party within fifteen (15) days of receipt of notice of the Third Party Claim and subject to the limitations below, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own reputable counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 6.5(d), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnifying Party effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnifying Party, and except that the Indemnifying Party shall pay all of the fees and expenses of such separate counsel if the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party). The Indemnifying Party shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnified Party) and shall pay the fees and expenses of counsel retained by the Indemnified Party if: (i) the claim for indemnification relates to or arises in connection with any criminal or quasi-criminal proceeding, action, indictment, allegation or investigation; (ii) the claim seeks an injunction or equitable relief or any other non-monetary relief against the Indemnified Party; (iii) the Third Party Claim is brought, commenced or joined by or involves a dispute with any Governmental Entity, or any party to a current business relationship with the Purchaser, Company or their Affiliates, including any customer or supplier or other business relationship and such Third Party Claim may result in material harm to the Company’s business as conducted, (iv) the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim; (v) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (vi) the Indemnified Party reasonably believes that the Loss relating to the claim could exceed the maximum amount that such Indemnified Party could then be entitled to recover under the applicable provisions of Article VI. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party, subject to Section 6.5(d), shall control such defense and settlement thereof and have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any Third Party Claim without waiving any right that the Indemnified Party may have against the Indemnifying Party for indemnification pursuant to this Section 6.5. Except as set forth herein, no Indemnifying Party shall, in connection with any one action or Legal Proceeding or separate but substantially similar or related actions or Legal Proceedings arising out of the same general allegation or circumstances, be responsible hereunder for the fees and expenses of more than one firm of counsel designated by the Indemnified Party.
(c)    The Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party

Exhibit 2.1

Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
(d)    Notwithstanding any other provision of this Agreement to the contrary, if the Indemnifying Party shall control the defense of such claim, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 6.5(d). If a firm offer is made to settle a Third Party Claim without leading to any Liability or the creation of a financial or other obligations or restrictions (including injunctive or other equitable or non-monetary relief) on the part of the Indemnified Party, provides for the unconditional release of each Indemnified Party from all Liabilities and obligations in connection with such Third Party Claim, without prejudice and involves no admission of wrongdoing by the Indemnified Party, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party has assumed the defense pursuant to Section 6.5(b), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Indemnified Party may elect to settle, adjust or compromise such matter if it irrevocably agrees not to seek indemnification for such matter.
Section 6.6    Indemnification Procedures for Direct Claims. (a)    Any claim by an Indemnified Party to the extent on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof.  The failure of the Indemnified Party to give such prompt written notice shall not relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party has been materially prejudiced thereby of limitations for the claim. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such thirty (30) day period, the Indemnified Party shall allow the Indemnifying Party and its Representatives to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall reasonably assist the Indemnifying Party’s investigation by giving such information and assistance (including reasonable access to the Indemnified Party’s premises and personnel during normal business hours and after advance notice and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its Representatives may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have accepted such Direct Claim.  If the Indemnifying Party rejects all or any part of a Direct Claim, the Parties shall attempt in good faith for thirty (30) days (or such longer period as agreed in writing by the Parties) to resolve such Direct Claim.  If no such agreement can be reached through good faith negotiation within such thirty (30) day period, either Party may commence a Legal Proceeding or other remedies as may be available to them in accordance with the terms of this Agreement.
Section 6.7    Payments. Subject to the rights, obligations and limitations set forth in this Article VI, once a Loss is agreed to and/or accepted by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VI, as evidenced by a final non-appealable Order, the Indemnifying Party shall satisfy its obligations as follows:

Exhibit 2.1

(a)    In the case of any amount payable to a Purchaser Indemnitee (i) under Section 6.2(a) or (b), such amount shall be satisfied (A) first, from the Indemnity Escrow Amount until the Indemnity Escrow Amount has been depleted, then (B) second, from the Parent on behalf of the Seller, or (ii) under Section 6.2(c), (d), or (e), such amount shall be satisfied directly from the Parent on behalf of the Seller; in each case within ten (10) Business Days of such agreement, acceptance and/or final, non-appealable adjudication by wire transfer of immediately available funds to an account designated in writing by the applicable Purchaser Indemnitee.
(b)    In the case of any amount payable to a Seller Indemnitee under Section 6.3, such amount shall be payable by Purchaser within ten (10) Business Days of such agreement, acceptance and/or final, non-appealable adjudication by wire transfer of immediately available funds to an account designated in writing by the applicable Seller Indemnitee.
Section 6.8    Release of Escrow. The Escrow Agreement shall specify that the Purchaser and Seller shall cause the “Joint Instructions” (as defined in the Escrow Agreement) to be delivered to the Escrow Agent to distribute to Seller on or within three (3) Business Days following the date that is eighteen (18) months from the Closing Date (the “Indemnity Escrow Termination Date”) the remainder of the funds then held in the Indemnity Escrow Account (including any interest earned on the Indemnity Escrow Amount), minus the actual, or, if not known, good faith estimate of, the aggregate amount of any Indemnification Claims that shall have been properly asserted by any Purchaser Indemnitee in accordance with this Agreement and remain pending on the Indemnity Escrow Termination Date. Any funds that remain in the Indemnity Escrow Account following the Indemnity Escrow Termination Date in respect of any pending Indemnification Claims shall be released in accordance with the terms of the Escrow Agreement.
Section 6.9    Tax Treatment. Any indemnity payments made pursuant to this Article VI shall be treated for Tax purposes as adjustments to the Purchase Price.
Section 6.10    Exclusive Remedy. Except for: (a) disputes under Section 2.9 (Post-Closing Adjustment) and Section 5.3 (Certain Tax Matters), which shall be resolved in accordance with the mechanisms thereunder; (b) the rights of the Parties under Section 5.10 (Restrictive Covenants) and Section 9.9 (Specific Performance); and (c) fraud or intentional misconduct, the Parties acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VI. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to (w) fraud or intentional misconduct, (x) the dispute resolutions procedures set forth in Section 2.9 (Post-Closing Adjustment) and Section 5.3 (Certain Tax Matters), (y) the rights under Section 5.10 (Restrictive Covenants) and Section 9.9 (Specific Performance), and (z) the indemnification provisions set forth in this Article VI.
Section 6.11    Special Rule for Fraud or Intentional Misconduct. Notwithstanding anything in this Article VI to the contrary, in the event of any breach of a representation or warranty or covenant by any Party hereto that results from or constitutes fraud or intentional misconduct, by or on behalf of Seller or Company, on the one hand, or Purchaser, on the other hand, then (a) such representation or warranty or

Exhibit 2.1

covenant by that Seller or Intermediate Parent will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and will continue in full force and effect until the expiration of the statute of limitations applicable thereto with respect to fraud or intentional misconduct claims, and (b) the limitations set forth in Section 6.4 shall not apply to any Loss that the Indemnified Party is determined to have suffered, sustained or became subject to, as a result of, arising out of, relating to or in connection with any such fraud or intentional misconduct; provided, however, that nothing in this Section 6.11 or otherwise in this Agreement shall be deemed to reduce or otherwise alter the pleading or proof requirements in respect of any such claim for fraud or intentional misconduct under applicable Law.
Section 6.12    Exclusive Tax Indemnification. Notwithstanding anything to the contrary in this Article VI, the above provisions of this Article VI shall not apply to Tax indemnification matters, which shall instead be governed by Section 5.3 (Certain Tax Matters).
ARTICLE VII
CONDITIONS TO CLOSING
Section 7.1    Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a)    No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.
(b)    The Company shall have received all consents, authorizations, orders and approvals from the Governmental Entities referred to in Section 3.5 and Purchaser shall have received all consents, authorizations, orders and approvals from the Governmental Entities referred to in Section 4.3, in each case, in form and substance reasonably satisfactory to Purchaser and the Company, and no such consent, authorization, order and approval shall have been revoked.
(c)    The Parties shall have obtained CFIUS clearance with respect to the transactions contemplated by this Agreement.
Section 7.2    Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Purchaser’s waiver, at or prior to the Closing, of each of the following conditions:
(a)    Other than the Company Fundamental Representations, the representations and warranties contained of the Company in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Company Fundamental Representations shall be true and correct in all respects on and as of the date hereof

Exhibit 2.1

and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).
(b)    The Company and the Intermediate Parent shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by them prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Company and the Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.
(c)    No Legal Proceeding shall have been commenced against Purchaser, the Company or Intermediate Parent, which would prevent the Closing. No injunction or restraining order shall have been issued or, to the Company’s Knowledge, threatened, by any Governmental Entity, and be in effect, which restrains or prohibits any transaction contemplated hereby.
(d)    All approvals, consents and waivers that are listed on Schedule 3.5 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Purchaser at or prior to the Closing.
(e)    From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.
(f)    [***]
(g)    A lease agreement, in form and substance reasonably acceptable to Purchaser, shall have been duly executed by each of Purchaser and Store Master Funding XII, LLC (“Landlord”) for the Leased Real Property;
(h)    Company shall have provided to Purchaser:
(i)    the Bill of Sale and Assignment and Assumption Agreement, in the form attached hereto as Exhibit A (the “Bill of Sale and Assignment and Assumption Agreement”), executed by the Seller;
(ii)    a Form W-9 or other properly executed certificate of non-foreign status of Seller conforming to the requirements of Treasury Regulations Section 1.1445-2(b)(2);
(iii)    a counterpart to the Escrow Agreement, duly executed by the Seller;
(iv)    a counterpart to the Transition Services Agreement, duly executed by the Seller;
(v)    the Books and Records, which will be deemed delivered by Seller or Company to the extent Seller deposits or maintains such Books and Records at the headquarter offices for the Business;

Exhibit 2.1

(vi)    satisfactory evidence that, in accordance with Section 5.11, Seller and Company are prepared to file with the applicable Governmental Entities upon Closing of any corporate or limited liability company name change documents as are necessary to permit Purchaser to use any corporate, assumed business names or other trade names of the Business;
(vii)    at least three (3) Business Days before Closing, the Estimated Closing Statement;
(viii)    an assignment of the Intellectual Property of Seller, in form and substance reasonably satisfactory to Purchaser and sufficient for filing with the applicable Governmental Entities upon Closing;
(ix)    a certificate of the Secretary of Company, dated the Closing Date, certifying that (i) each of the conditions set forth in this Section 7.2 (other than delivery of such certificate to Purchaser) has been satisfied and (ii) attached thereto are true and complete copies of all resolutions adopted by the managers authorizing the Company’s execution, delivery and performance of this Agreement and all other Transaction Documents to which the Company is a party and the consummation of the Transactions, and that all such resolutions are in full force and effect and are all the resolutions of the Company adopted in connection with the transactions contemplated hereby and thereby;
(x)    a certificate of good standing with respect to Company from the Secretary of State of Tennessee dated no earlier than three (3) days prior to the Closing Date;
(xi)    one or more payoff letters (the “Payoff Letters”) setting forth all amounts necessary to be paid by the Company on or prior to the Closing Date in order to fully repay and discharge the Indebtedness of the Company outstanding as of the Effective Time (collectively, the “Payoff Amount”) and release any Encumbrances related thereto;
(xii)    (A) each of the Consents and Governmental Authorizations set forth in Section 3.5, each in a form reasonably acceptable to the Purchaser and (B) evidence satisfactory to the Purchaser of the release of any and all Encumbrances (other than Permitted Encumbrances) with respect to the assets of Company;
(xiii)    a counterpart to the Transition Services Agreement, duly executed by the Company;
(xiv)    a release of any Encumbrances arising out of any Indebtedness or otherwise attaching to any of the Purchased Assets;
(xv)    an estoppel certificate, in form and substance reasonably acceptable to Purchaser, from the landlord under any agreement governing the Leased Real Property;
(xvi)    a partial assignment, assumption and consent agreement among Parent, Purchaser and Landlord, in form and substance acceptable to Purchaser, pursuant to which Parent partially assigns the Fourth Amended and Restated Master Lease Agreement, dated as of August 28, 2024, between Parent, as tenant, and Landlord, as

Exhibit 2.1

landlord (the “Master Lease”), solely with respect to the Leased Real Property, to Purchaser, and Landlord consents to such assignment;
(xvii)    an amendment or other agreement between Parent and Landlord pursuant to which the Leased Real Property is removed and excluded from the real property subject to the Master Lease, effective contemporaneously with or prior to the commencement of the lease described in Section 7.2(g) above; and
(xviii)    such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Purchaser, as may be required to give effect to this Agreement.
(i)    Parent shall have provided:
(i)    a counterpart to the Transition Services Agreement, duly executed by Parent; and
(ii)    evidence of termination of each Employee Confidentiality Agreement.
Section 7.3    Conditions to Obligations of Seller and Intermediate Parent. The obligations of Seller and Intermediate Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Seller’s waiver (or the Intermediate Parent’s waiver on behalf of Seller), at or prior to the Closing, of each of the following conditions:
(a)    Other than the Purchaser Fundamental Representations, the representations and warranties of Purchaser contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The Purchaser Fundamental Representations shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.
(b)    Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(c)    No injunction or restraining order shall have been issued by any Governmental Entity, and be in effect, which restrains or prohibits any material transaction contemplated hereby.
(d)    All approvals, consents and waivers that are listed on Schedule 5.6 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to the Company at or prior to the Closing.
(e)    Purchaser shall have provided to Seller:

Exhibit 2.1

(i)    the Closing Payment in accordance with, and to the payees designated in, Section 2.8(b) and the Closing Funds Flow Statement;
(ii)    a counterpart to the Escrow Agreement;
(iii)     a counterpart to the Transition Services Agreement;
(iv)    a certificate of the Secretary of Purchaser, dated the Closing Date, certifying that (i) each of the conditions set forth in this Section 7.2 (other than delivery of such certificate to Seller) has been satisfied and (ii) attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of Purchaser authorizing Purchaser’s execution, delivery and performance of this Agreement and all other Transaction Documents to which Purchaser is a party and the consummation of the Transactions, and that all such resolutions are in full force and effect and are all the resolutions of Purchaser adopted in connection with the transactions contemplated hereby and thereby;
(v)    [***]
(vi)    such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.
ARTICLE VIII
TERMINATION
Section 8.1    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by the mutual written consent of the Parties;
(b)    by Purchaser by written notice to the Company or Intermediate Parent if:
(i)    Purchaser is not then in material breach of any provision of Article IV of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company or Intermediate Parent pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Company or Intermediate Parent within ten (10) days of Company or Intermediate Parent’s receipt of written notice of such breach from Purchaser; or
(ii)    any of the conditions set forth in Section 7.1 or Section 7.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the date that is six (6) months from the date of this Agreement (the “Outside Date”), unless such failure shall be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;
(iii)    any event, which, individually or in the aggregate, causes a Material Adverse Effect occurs;

Exhibit 2.1

(iv)    Company or Intermediate Parent become party to any Legal Proceeding;
(c)    by the Company or Intermediate Parent by written notice to Purchaser if:
(i)    the Company and Intermediate Parent are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Purchaser pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Purchaser within ten (10) days of Purchaser receipt of written notice of such breach from the Company or Intermediate Parent; or
(ii)    any of the conditions set forth in Section 7.1 or Section 7.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Date, unless such failure shall be due to the failure of the Company or Intermediate Parent to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing; or
(d)    by Purchaser, Intermediate Parent, or the Company any in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Entity shall have issued a governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such governmental Order shall have become final and non-appealable.
Section 8.2    Effect of Termination. In the event of the termination of this Agreement in accordance with this Article VIII, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:
(e)    that the obligations set forth in this Article VIII and Article IX hereof shall survive termination; and
(f)    that nothing herein shall relieve any Party hereto from liability for any willful breach of any provision hereof.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Entire Agreement. This Agreement (including the Disclosure Schedules and Exhibits hereto and all other Transaction Documents) constitutes the final agreement between the Parties and the complete and exclusive expression of the Parties’ agreement on the matters contained herein. The Preamble and Recitals of this Agreement are acknowledged by each Party hereto to be true and correct and are incorporated into and made a substantive part of this Agreement by reference as though fully stated herein. All prior and contemporaneous negotiations, agreements, understandings, representations and warranties, both written and oral, between the Parties on the matters contained herein are expressly merged into and superseded by this Agreement.
Section 9.2    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) on the date of delivery to the addressee if sent by a nationally recognized overnight courier; (c) on the date sent by telecopy, electronic

Exhibit 2.1

transmission, electronic mail or other similar means (provided the relevant computer record indicates a successful transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.2).

If to Purchaser:	Bristol Tube and Pipe, Inc. 5860 Paramount Blvd. Long Beach, CA 90805 Email: peggy_hsieh@tachen.com Attention: Peggy Hsieh
With a copy (which shall not constitute notice) to:	Squire Patton Boggs (US) LLP 2325 E. Camelback Road, Suite 700 Phoenix, Arizona 85016 Email: jaime.daddona@squirepb.com Attention: Jaime Daddona
If to Company:	Bristol Metals, LLC 390 Bristol Metals Road Bristol, TN 37620 Email: jbkitchen@ascentco.com Attention: J. Bryan Kitchen, CEO and President
With copies (which shall not constitute notice) to:
Ascent Industries Co.
20 N. Martingale Road, Suite 430
Schaumburg, IL 60173
Email: kportnoy@ascentco.com
Attention: Kimberly Portnoy, General Counsel

and:

Amundsen Davis, LLC
150 North Michigan Avenue, Suite 3300
Chicago, Illinois 60601
Email: efogel@amundsendavislaw.com
Attention: Eric M. Fogel

Section 9.3    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Exhibit 2.1

Section 9.4    Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
Section 9.5    Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective heirs, successors and assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by Seller, Intermediate Parent, or Parent without the prior written consent of Purchaser. Purchaser may assign its rights and obligations hereunder, in whole or in part, to any of its Affiliates without the consent of any other Person, so long as Purchaser remains liable for the performance of such rights and obligations. In addition, Purchaser may assign its rights and obligations pursuant to this Agreement, in whole or in part, in connection with any disposition or transfer of all or any portion of the Business or the Purchased Assets in any form of transaction without the consent of any other Person, so long as Purchaser remains liable for the performance of such rights and obligations. Purchaser and, following the Closing, the Company may assign any or all of its rights pursuant to this Agreement to any of their respective lenders as collateral security without the consent of any other Person.
Section 9.6    Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by each Party. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
Section 9.7    Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 9.8    Consent to Jurisdiction; Waiver of Jury Trial.
(a)    Subject to Section 2.9 (which shall govern any dispute arising thereunder), each Party irrevocably and unconditionally: (i) submits to the federal and state courts located in the State of New York in any Legal Proceeding arising out of or relating to this Agreement or any other Transaction Document and agrees that all claims in respect of any such Legal Proceeding may be heard and determined in such courts; (ii) consents that any such Legal Proceeding may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Legal Proceeding in such court or that such court is an inconvenient forum for the Legal Proceeding and agrees not to assert, plead or claim the same; (iii) agrees that the final judgment of such court shall be conclusive and may be enforceable in other jurisdictions by suit or judgment or in any other manner provided by Law; and (iv) agrees that service of process in any such Legal Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address as provided in Section 9.2.

Exhibit 2.1

(b)    To the extent not prohibited by Law which cannot be waived, each Party hereby waives and covenants that it shall not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any Legal Proceeding arising out of or based upon this Agreement or the other Transaction Documents or the subject matter of such agreements or in any way connected with or related or incidental to the Transactions, in each case, whether now existing or hereafter arising. Any Party hereto may file an original counterpart or a copy of this Section 9.8 with any court as written evidence of the consent of each such Party to the waiver of its right to trial by jury. Each Party certifies and acknowledges that: (i) no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) each Party understands and has considered the implications of this waiver; (iii) each Party makes this waiver voluntarily; and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.8.
Section 9.9    Specific Performance. The Parties agree that immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Parties agree that, if for any reason any Party shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the Party seeking to enforce this Agreement against such nonperforming Party shall be entitled to specific performance and the issuance of immediate injunctive relief and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity or proving inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity.
Section 9.10    Expenses. Except as expressly set forth herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.
Section 9.11    Counterparts. This Agreement and all other Transaction Documents may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument. Exchange and delivery of this Agreement and all other Transaction Documents by exchange of electronic copies bearing the signature of a Party (including via programs such as DocuSign) shall constitute a valid and binding execution and delivery by such Party. Such electronic copies shall constitute legally enforceable original documents.
[Remainder of page intentionally left blank.]

Exhibit 2.1

IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date first written above.

COMPANY:

BRISTOL METALS, LLC, a Tennessee limited liability company

By: /s/ J. Bryan Kitchen
Name: J. Bryan Kitchen
Title: Manager

INTERMEDIATE PARENT:

SYNALLOY METALS, INC., a Tennessee corporation

By: /s/ J. Bryan Kitchen
Name: J. Bryan Kitchen
Title: President and CEO

PARENT (solely with respect to Section 2.9(g),
Section 5.11, Section 5.17, ARTICLE VI, and Section 7.2(i)):

ASCENT INDUSTRIES CO., a Delaware corporation

By: /s/ J. Bryan Kitchen
Name: J. Bryan Kitchen
Title: President and CEO

PURCHASER:

BRISTOL PIPE AND TUBE, INC., a Delaware corporation

By: [***]
Name: Johnny Hsieh
Title: President

[Signature Page to Asset Purchase Agreement]

Exhibit 2.1

EXHIBIT A

Form of Bill of Sale and Assignment and Assumption Agreement

See attached.
1

Exhibit 2.1

EXHIBIT B

Working Capital Principles

See attached.
1

Exhibit 2.1

EXHIBIT C

Form of Escrow Agreement

See attached.
1

Exhibit 2.1

EXHIBIT D

Form of Transition Services Agreement

See attached.